Filed Pursuant to Rule 424(b)(2)
Registration No. 333-158065

The information in this preliminary prospectus is incomplete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 29, 2011

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated April 16, 2010)

HSBC HOLDINGS PLC

$           % Senior Unsecured Notes due April   , 2021

We are offering $      principal amount of     % Senior Unsecured Notes due 2021, or the Notes. The Notes will be issued pursuant to an indenture dated as of August 26, 2009, as described herein. HSBC Holdings plc will pay interest in arrears on the Notes on April           and October            of each year, at a rate of     % per annum beginning on October   , 2011. The Notes will mature on April   , 2021.

We may redeem the Notes, in whole but not in part, at any time at 100% of their principal amount plus accrued interest upon the occurrence of certain tax events described in this prospectus supplement and the accompanying prospectus.

Application will be made to list the Notes on the New York Stock Exchange. Trading on the New York Stock Exchange is expected to begin within 30 days of the initial delivery of the Notes.

Investing in the Notes involves certain risks. See “Risk Factors” beginning on Page S-7.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offence.

	Per Note	Total

Public Offering Price(1)	%	$
Underwriting Discount	%	$
Proceeds to us (before expenses)	%	$

(1)	Plus accrued interest payment, if any, from , 2011.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Notes. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in the Notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by HSBC Securities (USA) Inc. or another of our affiliates, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V. on or about          , 2011.

HSBC Securities (USA) Inc. may effect sales of Notes in Canada and is an indirect subsidiary of HSBC. HSBC is a “related issuer” and may be a “connected issuer”, as such terms are defined in National Instrument 33-105 Underwriting Conflicts, of HSBC Securities (USA) Inc. Canadian investors should refer to the sub-heading “— Certain Relationships and Related Transactions” contained in “Plan of Distribution — Notice to Canadian Investors” for additional information.

HSBC

The date of this prospectus supplement is          , 2011.

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorise. We have not authorised anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorise, as well as information we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorised or to any person to whom it is unlawful to make such an offer or solicitation.

FOR NEW HAMPSHIRE RESIDENTS ONLY: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

There are certain restrictions on the distribution of this prospectus supplement and the accompanying prospectus, as set out in “Plan of Distribution (Conflicts of Interest)”.

In connection with the issue of the Notes, HSBC Securities (USA) Inc. or any person acting for it may over-allot or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on HSBC Securities (USA) Inc. or any agent of it to do this. Such stabilising, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

To the extent that the offer of Notes is made in a Member State of the European Economic Area that has implemented Directive 2003/71/EC (together with any applicable implementing measures in any Member State, the “Prospectus Directive”) before publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and ratified to the competent authority in that Member States in accordance with the Prospectus Directive), the offer (including any offer pursuant to this prospectus supplement and the accompanying prospectus) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL AND OTHER DATA

Definitions

As used in this prospectus supplement and the accompanying prospectus, the terms “HSBC,” “we,” “us” and “our” refer to HSBC Holdings plc. “HSBC Group” and “Group” mean HSBC together with its subsidiary undertakings.

Presentation of Financial Information

Our consolidated Group financial statements and the separate financial statements of HSBC have been prepared in accordance with International Financial Reporting Standards (“IFRSs”), as endorsed by the European Union (“EU”). EU-endorsed IFRSs may differ from IFRSs as issued by the International Accounting Standards Board (“IASB”), if, at any point in time, new or amended IFRSs have not been endorsed by the EU. At December 31, 2010, there were no unendorsed standards effective for the year ended December 31, 2010 affecting these consolidated and separate financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2010 are prepared in accordance with IFRSs as issued by the IASB.

Unless otherwise stated, the information presented in this document has been prepared in accordance with IFRSs. See “Where You Can Obtain More Information About Us.” HSBC uses the US dollar as its presentation currency because the US dollar and currencies linked to it form the major currency bloc in which HSBC transacts its business.

LIMITATIONS ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus supplement and the accompanying prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in effect at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as believes, expects, estimate, may, intends, plan, will, should or anticipates or the negative thereof or similar expressions, or by discussions of strategy. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in HSBC’s Annual Report on Form 20-F for the year ended December 31, 2010 filed with the SEC.

WHERE YOU CAN OBTAIN MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement (the “Registration Statement”) on Form F-3 (No. 333-158065) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Notes offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to us or the Notes, please refer to the Registration Statement, including its exhibits and the financial statements, Notes and schedules filed as a part thereof. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition, we file with the SEC annual reports, special reports and other information. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus our Annual Report on Form 20-F for the year ended December 31, 2010.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain Reports on Form 6-K furnished by us after the date of this prospectus supplement shall also be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary
HSBC Holdings plc
8 Canada Square
London E14 5HQ
United Kingdom
Tel: +44-20-7991-8888

HSBC Holdings plc
c/o HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York, 10018
Attn: Investor Affairs
Tel: +1-212-525-5000

DESCRIPTION OF NOTES

This section outlines the specific financial and legal terms of the notes that are more generally described under “Description of Debt Securities” beginning on page 9 of the prospectus that accompanies this prospectus supplement. If anything described in this section is inconsistent with the terms described under “Description of Debt Securities” in the accompanying prospectus, the terms described below shall prevail

Issuer	HSBC Holdings plc

Securities Offered	% Senior Unsecured Notes due April , 2021 in an aggregate principal amount of $ , which we refer to as the Notes.

Minimum Denominations	The Notes will be issued only in registered form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Interest	Interest on the Notes will be payable semi-annually at a rate of % per annum.

Interest Payment Date	Interest on the Notes will be payable in arrears on April and October of each year, commencing October , 2011.

Deferral	The terms of the Notes do not provide for deferral of interest beyond the pertinent interest payment date or deferral of principal beyond the stated maturity date.

Maturity Date	The Notes will mature on April , 2021.

Tax Redemption	The Notes are not redeemable at the option of the holders at any time. We may redeem the Notes, in whole (but not in part) at our option at any time upon the occurrence of certain tax events. See “Risk Factors — Risks Relating to the Notes — We may redeem the Notes at any time for certain tax reasons. The redemption price of the Notes will be equal to their principal amount together with any accrued and unpaid interest payments to the redemption date.

Payment of Additional Amounts	We will pay additional amounts in respect of the Notes described under “Description of the Debt Securities — Additional Amounts” on page 17 of the accompanying prospectus.

Ranking	The Notes will rank equally with all present and future indebtedness of HSBC that is not subordinated to the Notes. The Notes will be effectively subordinated to any indebtedness or other liabilities of our subsidiaries and to any indebtedness of HSBC Holdings plc that is secured by property or assets to the extent of the value of the property or assets securing such indebtedness.

Form of Notes	The Notes will be issued in the form of one or more global securities registered in the name of the nominee for, and deposited with, The Depository Trust Company.

Further issuances of the Notes	We may, at our option, at any time and without the consent of any then existing purchaser or holder of the Notes, issue additional Notes in one or more transactions with terms (other than the issuance date and, possibly, issue price and the first interest payment date) identical to those with which the Notes were first issued.

Trading through DTC, Clearstream, Luxembourg and Euroclear	Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between Clearstream Banking, société anonyme, in Luxembourg (“Clearstream, Luxembourg”)

customers and/or Euroclear Bank S.A./N.V. (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Listing	Application will be made to list the Notes on the New York Stock Exchange in accordance with its rules.

Sinking fund	There is no sinking fund for the Notes.

Trustee	We will issue the Notes under an indenture with The Bank of New York Mellon, as trustee, dated August 26, 2009, which is described on pages 9 and 10 of the accompanying prospectus.

Use of proceeds	We will use the net proceeds from the sale of the Notes for general corporate purposes.

Conflicts of Interest	HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings plc, and, as such, the offering is being conducted in compliance with the NASD Rule 2720, as administered by the Financial Industry Regulatory Authority (“FINRA”).

Governing law and jurisdiction	The indenture is and the Notes will be governed by New York law. Any legal proceedings arising out of or based upon the indenture or the Notes may be instituted in any state or federal court in New York City, New York.

RISK FACTORS

An investment in the Notes involves significant risk. Accordingly, you should consider carefully all of the information set forth in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus before you decide to invest in the Notes.

Business operations, governance and control

Operational risks are inherent in our business

We are exposed to many types of operational risk, including fraudulent and other criminal activities (both internal and external), breakdowns in processes or procedures, or systems failure or unavailability. We are also subject to the risk of disruption to our business arising from events that are wholly or partially beyond our control (for example: natural disasters, acts of terrorism, epidemics and transport or utility failures) which may give rise to losses in service to customers and/or economic loss to HSBC. All of these risks are also applicable where we rely on external suppliers or vendors to provide services to us and our customers.

The reliability and security of our information and technology infrastructure and its customer databases, for example to combat internet fraud, are crucial to maintaining our banking applications and processes and to protecting the HSBC brand. Critical system failure, any prolonged loss of service availability or any material breach of data security, particularly involving confidential customer data, could cause serious damage to our ability to serve our clients, could breach regulations under which we operate and could cause long-term damage to our business and brand. Information security and the management of increasing operational complexity are two of the key emerging operational risks that we face.

We are subject to legal and compliance risks, which could have an adverse effect on the Group

Legal and compliance risks arise from a variety of sources with the potential to cause harm to HSBC and our ability to operate. These issues require us to deal appropriately with potential conflicts of interest; regulatory requirements; ethical issues; anti-money laundering laws and regulations; privacy laws; information security policies; sales and trading practices; and the conduct of companies with which we are associated. Failure to address these issues appropriately may give rise to additional legal and compliance risk to HSBC, with an increase in the number of litigation claims and the amount of damages asserted against us, or subject us to regulatory enforcement actions, fines or penalties or reputational damage.

We are subject to tax-related risks in the countries in which we operate

We are subject to the substance and interpretation of tax laws in all countries in which we operate. Failure to respond to changes in tax rates and comply with procedures required by tax authorities could lead to increased tax charges, including financial or operating penalties.

Liquidity and funding risks are inherent in our business

HSBC’s business model is founded upon having ready access to financial resources whenever required to meet our obligations and grow our business. To this end, our entities seek to maintain a diversified and stable funding base comprising core retail and corporate customer deposits and institutional balances, and certain entities augment this with amounts of long-term wholesale funding. In addition, we hold portfolios of highly liquid assets to enable us to respond to unusual liquidity requirements. We continue to maintain a strong liquidity position, moving into the new regulatory landscape.

Where markets become illiquid, the value at which financial instruments can be realised is highly uncertain, and capital resources may shrink as valuations decline. Rating agency downgrades of instruments to which we have exposure, or threats of downgrades, can exacerbate the effect. The liquidity of those HSBC entities that utilise long-term wholesale markets could be constrained by an inability to access them due to a variety of unforeseen market dislocations or interruptions.

The market conditions that the financial services industry experienced during the recent financial crisis highlighted the significant benefits of a diversified core deposit base, leading to increased competition for such deposits and the greater risk of deposit migration between competitors.

Our Global Banking and Markets business operates in many markets affected by illiquidity and is subject to the threat of extreme price volatility, either directly or indirectly, through exposures to securities, loans, derivatives and other commitments. Although market conditions continued to moderate in 2010, it is difficult to predict if this trend will continue and, if conditions worsen, which of our markets, products and other businesses will be affected. Any repeat of these factors could have an adverse effect on our results.

Macro-economic and geopolitical

Prevailing economic and market conditions may adversely affect our results

Our earnings are affected by global and local economic and market conditions. Following the problems experienced in financial markets in 2007-8, concerted government action in 2009 paved the way for a general improvement in the economic environment in 2010, though recovery was variable between regions. The eurozone economies came under greater pressure, the dominant concern being over sovereign debt. The financial services industry continued to face an unusually high degree of uncertainty.

With unemployment remaining high, consumer confidence weak in developed markets and amid signs of emerging inflationary pressures, economic conditions remain fragile and volatile. Some countries may recover only slowly to past levels of growth, with the possibility of a return to recessionary conditions in more sluggish economies, while others which are growing rapidly may need to undertake major adjustments to counter the formation of asset bubbles. This could have an adverse effect on our operating results. In particular, we may face the following challenges in connection with these events to our operations and operating model:

•	the demand for borrowing from creditworthy customers may diminish if economic activity slows;

•	trade and capital flows may contract as a result of protectionist measures being introduced in certain markets, or on the emergence of geopolitical risks;

•	a prolonged period of low interest rates will constrain, for example through margin compression and low returns on assets, net interest income we earn on our excess deposits;

•	our ability to borrow from other financial institutions or to engage in funding transactions could be adversely affected by market disruption, for example in the event of contagion from stress in the eurozone sovereign and financial sectors;

•	market developments may depress consumer and business confidence, for example if growth in the US or the UK were to be poor, adversely affecting both asset prices and payment patterns and leading to increases in delinquencies and default rates, write-offs and loan impairment charges beyond our expectations. The effect of such conditions in 2010 and previous years on our North American retail business is described in our Annual Report on Form 20-F for the year ended December 31, 2010.

We are subject to political and economic risks in the countries in which we operate

We responded effectively to the financial crisis and, more recently, the sovereign debt problems within the eurozone, where we continued during 2010 to support our operations and carry out wider market functions.

As an organisation which operates in 87 countries and territories, however, our results are subject to the risk of loss from unfavourable political developments, currency fluctuations, social instability and changes in government policies on such matters as expropriation, authorisations, international ownership, interest-rate caps, foreign exchange transferability and tax in the jurisdictions in which we operate.

The ability of HSBC’s subsidiaries and affiliates to pay dividends could be restricted by changes in official banking measures, exchange controls and other requirements. We prepare our accounts in US dollars, but because a substantial portion of our assets, liabilities, funds under management, revenues and expenses are denominated in other currencies, changes in foreign exchange rates have an effect on our reported income, cash flows and shareholders’ equity.

We have significant exposure to counterparty risk within our portfolio

We have exposure to virtually all major industries and counterparties, and we routinely execute transactions with counterparties in financial services, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. Many of these transactions expose us to credit risk in the event of default by our counterparty or client. Financial institutions are necessarily interdependent because of trading, clearing, counterparty or other relationships. As a consequence, a default by, or decline in market confidence in, individual institutions, or anxiety about the financial services industry generally, can lead to further individual and/or systemic losses. Our credit risk may remain high if the collateral taken to mitigate counterparty risk cannot be realised or has to be liquidated at prices which are insufficient to recover the full amount of our loan or derivative exposure. For further information relating to the major risk areas, see ‘Areas of Special Interest’ in our Annual Report on Form 20-F for the year ended December 31, 2010.

Macro-prudential and regulatory

We face a number of challenges in regulation and supervision

Financial services providers face increased regulation and supervision, with more stringent and costly requirements in the areas of capital and liquidity management and of compliance relating to conduct of business and the integrity of financial services delivery. Increased government intervention and control over financial institutions, together with measures to reduce systemic risk, could significantly alter the competitive landscape.

Recent regulatory and supervisory developments have largely been shaped by the leaders, Finance Ministers and Central Bank Governors of the Group of Twenty nations (“the G20”), who delegated the development and issuance of standards to the Basel Committee of Banking Supervisors (“the Basel Committee”). The G20 also established the Financial Stability Board (“FSB”) to assess vulnerabilities affecting the financial system as a whole, as well as to monitor and advise on market developments and best practice in meeting regulatory standards.

In looking to address the systemic failures that caused the financial crisis of 2007-8, the authorities asserted two primary objectives: to establish a resilient system to reduce substantially the risks of failure of financial institutions and, in case failure in the end proved unavoidable, to have in place measures to achieve orderly resolution without cost to taxpayers. Governments and regulators have embarked on significant change in the regulation of the financial system, highlighting the following priorities:

•	a stronger international framework for prudential regulation, ensuring significantly increased liquidity and regulatory capital buffers and enhanced quality of capital;

•	convergence towards a single set of high-quality, global, independent accounting standards, with particular focus on accounting for financial instruments and off-balance sheet exposures;

•	strengthening the regulation of hedge funds and credit rating agencies, and improving the infrastructure for derivative transactions, including central counterparty clearing of over-the-counter derivatives;

•	design and implementation of a system which will allow for the restructuring or resolution of financial institutions, without taxpayers ultimately bearing the burden;

•	an increased role for colleges of supervisors to coordinate oversight of systemically significant institutions such as HSBC, and effective coordination of resolution regimes for failed banks;

•	measures on financial sector compensation arrangements to prevent excessive short-term risk taking and mitigate systemic risk on a globally consistent basis; and

•	a fair and substantial contribution by the financial sector towards paying for any burden associated with government interventions, where they occur, to repair and reduce risks from the financial system or to fund the resolution of problems.

Measures proposed by the Basel Committee to increase resilience in the financial system

The Basel Committee, following consultation, impact analyses and draft proposals during 2010, issued final proposals in December 2010, known as Basel III, on the twin areas of capital and liquidity, the key aspects of which are set out below.

•	Risk weightings: increased weightings for the trading book and re-securitisations are planned for implementation by the end of 2011. A fundamental review of the trading book will continue during 2011.

•	Quality of capital: there is renewed emphasis on common equity as the principal component of tier 1 capital, with increased deductions from shareholders’ equity (calculated on an accounting basis) to determine the level of regulatory capital. The phasing-in periods for these new deductions will start in 2014, to be fully implemented by 2018.

•	Minimum ratios: a new minimum common equity requirement of 4.5% is to be implemented in full by 1 January 2015. An additional capital conservation buffer of 2.5% in common equity effectively acts as a trigger for restrictions on management actions (such as the payment of dividends or bonuses) so that the capital structure can be rebuilt. This will be phased in between 1 January 2016 and 1 January 2019. In addition to these core tier 1 levels, additional requirements from the Basel Committee for tier 1 capital of 1.5% and tier 2 capital of 2.0%, by 2019, will lift the minimum total capital requirement for banks to around 10.5%.

•	Countercyclical capital buffer: the Basel Committee has finalised its proposals for a countercyclical capital buffer of 2.5% in common equity, to be built up in periods of excess credit growth compared with GDP growth. It is not clear how these may operate in practice and there is doubt that either supervisors or the market would support release of a buffer again as the economic cycle turned.

•	Total leverage: the Committee has proposed a leverage ratio of 3% of total assets to constrain aggregate size relative to the capital base. It is intended that an observation period of parallel running from 2013 to 2017 should enable a minimum standard to become mandatory in 2018.

•	Liquidity and funding: a new minimum standard, the Liquidity Coverage Ratio, has been developed to promote the short-term resilience of a bank’s liquidity risk profile. A Net Stable Funding Ratio has also been introduced to provide a sustainable maturity structure of assets and liabilities. As it is not yet clear what unintended consequences these measures may have, they will be phased in after observation periods in 2015 and 2018, respectively.

•	The Basel Committee is also developing an approach, due by the end of 2011, to defining Global Systemically Important Financial Institutions (‘G-SIFI’s) to introduce more rigorous oversight and co-ordinated assessment of their risks through international supervisory colleges, provide for higher levels of capital and liquidity resilience, and require mandatory recovery and resolution plans with institution-specific crisis cooperation agreements between cross-border crisis management groups.

A strong capital position has long been, and will remain, a key priority for HSBC. We are equipped to respond to the capital requirement standards of Basel III, as discussed further in our Annual Report on Form 20-F for the year ended December 31, 2010, and to sustain future growth.

Other measures

•	Remuneration: the FSB has issued principles on remuneration designed to guide regional and national authorities in establishing appropriate regimes to align remuneration in a risk-based manner with the long-term interests of stakeholders. The EU has implemented rule changes in the Capital Requirements Directive which impact the balance between fixed and variable remuneration, establishing limits on the percentage of bonus which can be paid in cash. Approaches to the issue remain divergent globally, however.

•	Bank levies: a number of levies are being raised on banks, notably by the UK, Germany and France. There is a renewed US proposal to raise a financial crisis responsibility fee on certain financial companies with assets over US$50bn. The European levies are calculated with reference to measures of stability of funding, in order to encourage more stable structures. In the UK, for example, the levy is to be charged at a rate of 0.075% on all liabilities excluding insured deposits and certain other elements, but with a lower rate for longer-term liabilities and uninsured deposits. Germany will hypothecate levy income to create resolution funds to support failing banks, while in other jurisdictions it will accrue to general tax revenues. Under the draft legislation, the UK levy is not tax deductible and does not meet the definition of an income tax for income statement purposes. For indicative purposes only, the UK levy that would be payable based on the closing 2010 balance sheet, after taking into account announced changes to deposit protection schemes in 2011, is estimated at US$0.6bn.

•	Other taxes: other areas of financial sector taxation being considered by the authorities are a Financial Activities Tax (“FAT”), a tax on profit and remuneration, and a Financial Transaction Tax (“FTT”) applied to a specified range of financial transactions. An IMF report for the G20 in 2010 saw merit in an FAT but did not recommend an FTT as it was felt not to address the key issues within the G20 mandate and might have unintended economic and regulatory consequences. In its Seoul 2010 communique the G20 did not promote any one approach for adoption. Both the European Commission and the UK Government are considering an FAT, which the former believes can work at EU level. The EU also sees merit in an FTT but, recognising the dependency on an international consensus, will continue to work within the G20 for its adoption.

•	The ‘Volcker Rule’: under the Dodd-Frank Act, banking organisations with operations in the US face limits on their ability to sponsor or invest in private equity or hedge funds and are prohibited from engaging in certain types of ‘proprietary trading’ in the US, subject to a number of exceptions allowing an entity significant leeway to engage in client-serving trading, such as market-making and underwriting, and risk-mitigating hedging activities. The ultimate impact of these restrictions will depend on how US regulators implement them in rulemaking.

•	Derivatives and central counterparties regulation: as agreed by the G20, the authorities are seeking to reduce systemic risk and volatility relating to derivatives trading. In the US, the Dodd-Frank Act provides for an extensive regulatory framework for over the counter (“OTC”) derivatives. In addition to the mandatory clearing, exchange trading and reporting of certain swaps and security-based swaps, it also requires the registration of swap dealers and major swap participants, making them subject to capital, margin, business conduct and record-keeping regulations. In September 2010, the EU Commission presented proposals, currently in negotiation, for all standardised OTC derivatives to be reported to trade repositories and centrally cleared by the end of 2012. The proposal disincentivises derivative contracts which are not eligible for central clearing by proposing higher capital requirements. Exemptions for foreign exchange swaps and forwards are currently being considered.

•	Markets in financial instruments: the European Commission is conducting a major Review of the Markets in Financial Instruments Directive, potentially to extend its scope beyond equities to other asset classes including bonds, exchange-traded funds and other equity-like and non-equity instruments, and to promote their trading on exchanges and other markets that will be subject to regulation. It also proposes giving additional power to regulators to ban trading in products that are eligible to be cleared but for which no clearing solution is currently available.

•	The UK Independent Commission on Banking: this Commission was established to examine issues of banking activity and competition, including the potential impact on financial markets of a number of options to separate the retail and wholesale activities of universal banks. Responses to the opening consultation have been published and the Commission intends to publish an interim report in April 2011, with further consultation prior to a final report in September 2011. The UK Government is not bound to adopt the Commission’s recommendations.

•	Recovery and resolution plans: such plans are considered a key element in improving the ability of regulators to rescue (or ‘resolve’) firms when they get into difficulties without putting taxpayer monies at risk. Studies and pilots have been initiated by various official bodies on the resolution of financial firms and the international coordination of such exercises; the UK authorities have been at the forefront of work to develop approaches to this subject. The EU has consulted on a new framework for crisis management, including so-called ’bail-in’ creditor write-down resolution. Legislative proposals are expected mid-2011. In the US, the Dodd-Frank Act established the Orderly Liquidation Authority which will ultimately provide a bank-like receivership process for large financial companies; resolution plans will be required of large financial institutions and rules for ‘early remediation’ will be forthcoming. There is currently no consistent approach and a number of key areas need to be addressed, including an international legal framework for addressing competing creditor claims and the application of collateral.

Restructuring of regulatory bodies

In addition to the significant volume of new regulation emanating from the Basel Committee and others, the landscape of financial sector regulation itself in a number of major Western countries is undergoing significant change, presenting its own challenges to the industry and its implementation of proposed reforms.

•	In the EU, new authorities for segments of the financial services sector took up their powers with effect from 1 January 2011: the European Banking Authority, the European Securities Markets Authority and the European Insurance and Occupational Pension Authority. In addition, a European Systemic Risk Board will consider emerging macro-prudential risks.

•	In the UK, the Financial Services Authority’s (“FSA”) prudential supervisory responsibilities will be transferred in 2012 to a Bank of England agency, the Prudential Regulatory Authority, while the Financial Conduct Authority will act as a single regulator of conduct of business for both retail and wholesale firms.

•	In the US, the Dodd-Frank Act re-assigns responsibilities of existing agencies, demising the Office of Thrift Supervision and creating others, including a Financial Stability Oversight Council to address systemic matters and a Bureau of Consumer Protection.

Implementation risks

The extensive programme of regulatory change carries significant implementation risks for authorities and industry participants alike, including:

•	Disparities in implementation: many official measures are proposals in development and negotiation, and have yet to be enacted into regional and national legislation. These processes could result in differing, fragmented and overlapping implementation around the world, leading to risks of regulatory arbitrage, a far from level competitive playing-field and increased compliance costs, especially for large, global financial institutions such as HSBC.

•	Timetable and market expectations: while the Basel Committee has announced the timetable for its core proposals in Basel III, it remains uncertain how these and other measures will play out in practice, for instance with regard to differences in approach between Basel III and the Dodd-Frank Act in the US. Meanwhile, market expectations will exert pressure on institutions to assess and effect compliance well in advance of official timetables.

•	Wider economic impact and unforeseen consequences: while the conclusions of official and industry studies have diverged, the measures proposed will clearly impact on financial and economic activity in ways that cannot yet be clearly foreseen. For example, higher capital requirements may seriously constrain the availability of funds for lending to support economic recovery.

Risks Relating to the Notes

We may redeem the Notes at any time for certain tax reasons.

We may redeem the Notes at any time in whole (but not in part) upon the occurrence of a Tax Event, as more particularly described under “Description of the Debt Securities — Redemption” on page 18 of the accompanying prospectus. Certain of such events may occur at any time after the issue date of the Notes and it is therefore possible that we would be able to redeem the Notes at any time after such issue date.

If we redeem the Notes in the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield.

We may issue securities pari passu with the Notes and/or secured debt.

There is no restriction on the amount of securities that we may issue which rank pari passu with the Notes being offered hereby. The issue of any such securities may reduce the amount recoverable by holders of the Notes in the event we are wound up.

Further, the terms of the indenture governing the Notes permit us (and our subsidiaries) to incur additional debt, including secured debt. The Notes will rank equally with all present and future indebtedness of HSBC that is not subordinated to the Notes. The Notes will be effectively subordinated to any indebtedness or other liabilities of our subsidiaries and to any indebtedness of HSBC Holdings plc that is secured by property or assets to the extent of the value of the property or assets securing such indebtedness.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors.

Because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, except to the extent that we may be a creditor with recognised claims ranking ahead of or pari passu with such prior claims against the subsidiary.

The securities that we are offering constitute a new issue of securities by us, and we cannot guarantee that an active public market for the securities will develop or be sustained.

The Notes being offered hereby will constitute a new issue of securities by us. Prior to our present issuance of Notes, there will have been no public market for the Notes. Although we will apply for the Notes to be listed on the New York Stock Exchange there can be no assurance that an active public market for the Notes will develop and, if such a market were to develop, the underwriters are under no obligation to maintain such a market. The liquidity and the market prices for the Notes can be expected to vary with changes in market and economic conditions and our financial condition and prospects and other factors that generally influence the market prices of securities.

Our credit ratings may not reflect all risks of an investment in the notes.

HSBC’s credit rating may not reflect the potential impact of all risks related to the market values of the Notes. However, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

HSBC HOLDINGS PLC

HSBC is one of the largest banking and financial services organisations in the world, with a market capitalisation of US$180 billion at December 31, 2010. As at December 31, 2010, we had total assets of approximately US$2,455 billion and total shareholders’ equity of approximately US$148 billion. For the year ended December 31, 2010, our operating profit was US$16,520 million on total operating income of US$80,014 million. We are a strongly capitalised banking group with a total capital ratio of 15.2% and a tier 1 capital ratio of 12.1% as at December 31, 2010.

Through its subsidiaries and associates, HSBC provides a comprehensive range of banking and related financial services. Headquartered in London, HSBC operates through long-established businesses and has an international network of some 7,500 offices in 87 countries and territories in six geographical regions: Europe; Hong Kong; Rest of Asia-Pacific; the Middle East; North America and Latin America. Within these regions, a comprehensive range of financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes for general corporate purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERENCE SHARE DIVIDENDS

The ratios for us for the periods indicated are:

Ratio of Earnings to Combined Fixed Charges

	Year Ended 31 December,
	2010	2009	2008	2007	2006

Excluding interest on deposits	7.10	2.99	3.17	7.52	7.93
Including interest on deposits	1.73	1.22	1.14	1.34	1.41

Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends

	Year Ended 31 December,
	2010	2009	2008	2007	2006

Excluding interest on deposits	5.89	2.64	2.97	6.96	7.22
Including interest on deposits	1.69	1.20	1.14	1.34	1.40

For the purpose of calculating the ratios, earnings consist of income from continuing operations before taxation and minority interests, plus fixed charges, and after deduction of the unremitted pre-tax income of associated undertakings. Fixed charges consist of total interest expense, including or excluding interest on deposits, as appropriate, dividends on preference shares and other equity instruments, as applicable, and the proportion of rental expense deemed representative of the interest factor.

See “Presentation of Financial Information” for more information on the presentation of our financial statements.

CONSOLIDATED CAPITALISATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalisation, indebtedness and share capital position of HSBC Holdings plc and our subsidiary undertakings as at December 31, 2010:

				Issued and
				Fully Paid
				US$m

			Called up Share Capital
			Ordinary shares (of nominal value US$0.50 each)	8,843

			Preference shares (of nominal value US$0.01 each)
US$	1,450	m	6.20% non-cumulative dollar preference shares, Series A — aggregate redemption price	1,450

				Carrying
				Amount
				US$m

			Other Equity Instruments
US$	3,800	m	8% perpetual subordinated capital securities, Series 2 (of nominal value US$25 each)	3,718
US$	2,200	m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133

				5,851

				Carrying
				Amount
				US$m

			Subordinated Liabilities Undated Subordinated Loan Capital of Subsidiary Undertakings
US$	750	m	Undated floating rate primary capital notes	750
US$	500	m	Undated floating rate primary capital notes	500
US$	400	m	Primary capital undated floating rate notes	407
US$	400	m	Primary capital undated floating rate notes (second series)	403
US$	400	m	Primary capital undated floating rate notes (third series)	400
US$	300	m	Undated floating rate primary capital notes, Series 3	300
			Other undated subordinated liabilities less than US$200m	22

				2,782

			Subordinated Loan Capital of HSBC Holdings plc
US$	2,500	m	6.5% subordinated notes 2037	2,695
	€1,750	m	6.0% subordinated notes 2019	2,578
	€1,600	m	6.25% subordinated notes 2018	2,142
US$	2,000	m	6.5% subordinated notes 2036	2,050
	£900	m	6.375% callable subordinated notes 2022	1,493
US$	1,400	m	5.25% subordinated notes 2012	1,492
US$	1,500	m	6.8% subordinated notes 2038	1,485
	€1,000	m	5.375% subordinated notes 2012	1,405
	£900	m	6.0% subordinated notes 2040	1,372
	£750	m	7.0% subordinated notes 2038	1,210
	£650	m	6.75% subordinated notes 2028	1,000
	£650	m	5.75% subordinated notes 2027	971
	€700	m	3.625% callable subordinated notes 2020	928
US$	750	m	Callable subordinated floating rate notes 2016	750
US$	488	m	7.625% subordinated notes 2032	582
	£250	m	9.875% subordinated bonds 2018	467
US$	222	m	7.35% subordinated notes 2032	258

				22,878

			Subordinated Loan Capital of Subsidiary Undertakings
US$	2,939	m	6.676% senior subordinated notes 2021	2,174
	€1,400	m	5.3687% non-cumulative step-up perpetual preferred securities*	1,843
US$	1,250	m	4.875% subordinated notes 2020	1,252
US$	1,250	m	4.61% non-cumulative step-up perpetual preferred securities*	1,185
	£700	m	5.844% non-cumulative step-up perpetual preferred securities	1,087
	€800	m	Callable subordinated floating rate notes 2016	1,070
US$	1,000	m	4.625% subordinated notes 2014	1,009
US$	1,000	m	5.911% trust preferred securities 2035	994
US$	1,000	m	5.875% subordinated notes 2034	971
	€750	m	5.13% non-cumulative step-up perpetual preferred securities*	958

				Carrying
				Amount
				US$m

	£600	m	4.75% subordinated notes 2046	919
US$	900	m	10.176% non-cumulative step-up perpetual preferred securities, Series 2*	891
	€600	m	4.25% callable subordinated notes 2016	823
	€600	m	8.03% non-cumulative step-up perpetual preferred securities*	801
	£500	m	4.75% callable subordinated notes 2020	774
	£500	m	8.208% non-cumulative step-up perpetual preferred securities*	772
US$	750	m	5.00% subordinated notes 2020	747
	£500	m	5.375% subordinated notes 2033	729
US$	750	m	5.625% subordinated notes 2035	728
US$	700	m	7.00% subordinated notes 2039	694
	€500	m	Callable subordinated floating rate notes 2020	592
	£350	m	Callable subordinated variable coupon notes 2017	562
	£350	m	5.00% callable subordinated notes 2023	547
US$	500	m	6.00% subordinated notes 2017	526
	£350	m	5.375% callable subordinated step-up notes 2030	510
	£300	m	6.5% subordinated notes 2023	462
US$	450	m	Callable subordinated floating rate notes 2016	450
	£300	m	5.862% non-cumulative step-up perpetual preferred securities	434
CAD	400	m	4.80% subordinated notes 2022	417
	£225	m	6.25% subordinated notes 2041	347
US$	300	m	7.65% subordinated notes 2025	342
US$	300	m	6.95% subordinated notes 2011	310
BRL	500	m	Subordinated certificates of deposit 2016	301
US$	300	m	Callable subordinated floating rate notes 2017	300
US$	250	m	Non-convertible subordinated obligations 2019	248
BRL	383	m	Subordinated certificates of deposit 2015	231
US$	250	m	7.20% subordinated notes 2097	213
AUD	200	m	Callbale subordinated floating rate notes 2016	204
AUD	200	m	Callable subordinated floating rate notes 2020	204
US$	200	m	7.808% capital securities 2026	200
US$	200	m	8.38% capital securities 2027	200
CAD	200	m	4.94% subordinated debentures 2021	200
			Other subordinated liabilities less than US$200m	3,321

				31,542

				Carrying
				Amount
				US$m

			Minority Interests
US$	575	m	6.36% non-cumulative preferred stock, Series B	559
US$	518	m	Floating rate non-cumulative preferred stock, Series F	518
US$	374	m	Floating rate non-cumulative preferred stock, Series G	374
US$	374	m	6.50% non-cumulative preferred stock, Series H	374
CAD	250	m	Non-cumulative 5 year rate reset class 1 preferred shares, Series E	251
			Other preference shares issued by subsidiary undertakings less than US$200m	650

				2,726

			Carrying
			Amount
			US$m

		Senior indebtedness of HSBC Holdings plc
€1,250	m	Fixed rate notes 2014	1,664
£650	m	Fixed rate notes 2024	1,004

			2,668

Notes:

(1)	The aggregate redemption price of the US$1,450 million 6.20% non-cumulative dollar preference shares is included within share premium.

(2)	HSBC Holdings plc has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities and US$3,800 million 8% perpetual subordinated capital securities, Series 2 are the only exchangeable bonds issued by HSBC Holdings plc.

(3)	Reserves include share premium, retained earnings, available for sale reserve, cash flow hedging reserve, foreign exchange, share based payment and merger reserve.

(4)	On 12 January 2011, HSBC Holdings plc paid its third interim dividend for 2010 of US$0.08 per ordinary share. Ordinary shares with a value of US$205 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(5)	On 15 February 2011, HSBC gave notice to holders of its €800 million callable subordinated floating rate notes 2016 and its €600 million 4.25% callable subordinated notes 2016 that it will call and redeem the notes at par on 29 March 2011 and 18 March 2011, respectively.

(6)	On 16 March 2011, HSBC Holdings plc issued €750 million 3.875% senior fixed rate notes 2016.

(7)	Since 31 December 2010, 1,059,906 ordinary shares of US$0.50 each have been issued as a result of the exercise of employee share options.

(8)	The HSBC Group has prepared its consolidated financial statements in accordance with IFRSs. The HSBC Group has adopted the “Amendment to IAS39: The Fair Value Option”. As a result, US$23,815 million of the subordinated loan capital above is designated at fair value.

(9)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300 million 5.862% non-cumulative step-up perpetual preferred securities each have the benefit of a subordinated guarantee of HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (* above) each have the benefit of a subordinated guarantee of HSBC Holdings plc. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within the Group, comprising HSBC Holdings plc and its subsidiary undertakings.

(10)	As at 31 December 2010, HSBC Holdings plc and its subsidiary undertakings had other indebtedness of US$2,239,904 million (including deposits by banks of US$110,584 million, customer accounts of US$1,227,725 million, trading liabilities of US$300,703 million, debt securities in issue of US$142,733 million, derivatives of US$258,665 million and other liabilities of US$199,494 million) and contingent liabilities and contractual commitments of US$673,836 million (comprising contingent liabilities of US$71,323 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$590,432 million, and other commitments of US$12,081 million).

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings plc, or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings plc’s subsidiary undertakings since 31 December 2010.

The following exchange rates as at 31 December 2010 have been used in the table above:

US$1.00 = Hong Kong dollars 7.77305; €1.00 = US$1.3374; £1.00 = US$1.5524; US$1.00 = Canadian dollars 0.9967.

TAXATION

For a description of certain tax consequences of the ownership of the Notes, see “Taxation” beginning on page 36 of the accompanying prospectus. The Notes are “Debt Securities” for purposes of such disclosure.

No UK Stamp Duty or Stamp Duty Reserve Tax is payable on the issue or the transfer of the debt securities.

PLAN OF DISTRIBUTION

The underwriters named below have severally agreed, subject to the terms and conditions of the Purchase Agreement with us, dated the date of this prospectus supplement, to purchase the principal amount of Notes set forth below opposite their respective names. The underwriters are committed to purchase all of such Notes if any are purchased.

Principal Amount
Underwriter	of Notes

HSBC Securities (USA) Inc.	$

Total	$

The underwriters propose to offer the Notes in part directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and in part to certain securities dealers at such price less a concession of     % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not to exceed     % of the principal amount of the Notes to certain brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The Purchase Agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the Notes sold pursuant to the Purchase Agreement if any of the Notes are sold. If an underwriter defaults, the Purchase Agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the Purchase Agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the Notes:

Securities and Exchange Commission registration fee	$
Printing expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Indentures Trustees’ fees and expenses	$

Total	$

Selling Restrictions

The Notes are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the Notes are subject to the following limitations. Neither the underwriters nor we have taken any action in any jurisdiction that would constitute a public offering of the Notes, other than in the United States.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any Notes may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuer for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall result in a requirement for the publication by HSBC Holdings plc or any of the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this section, the expression an “offer to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each underwriter has agreed to comply, to the best of its knowledge and belief, with all applicable laws and regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Notes or has in its possession or distributes this prospectus supplement and the accompanying prospectus or any such other material relating to the Notes, in all cases at its own expense.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the Financial Instruments and Exchange Act). Accordingly, each underwriter has represented and agreed, and each further underwriter appointed will be required to represent and agree, that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other relevant laws and regulations of Japan.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Notes which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this document you should consult an authorised financial adviser.

Listing

Application will be made to list the Notes offered hereby on the New York Stock Exchange. The Notes are a new issue of securities with no established trading market. The underwriters have advised us that the underwriters currently intend to make a market in the Notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and may discontinue any such market-making at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

In connection with the offering made hereby, the underwriters may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilising transactions and purchases to cover short positions created by the underwriters in connection with the offering. Short positions created by the underwriters involve the sale by the underwriters of a greater number of Notes than they are required to purchase from us. Stabilising transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes. The underwriters may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the underwriters if such Notes are repurchased by the underwriters in stabilising or covering transactions. These activities may stabilise, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued.

Conflict of Interest

HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings plc, and, as such, the offering is being conducted in compliance with the NASD Rule 2720, as administered by the FINRA.

HSBC Securities (USA) Inc. has no obligation to make a market in the Notes and, if commenced, may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, HSBC Securities (USA) Inc. may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSBC Securities (USA) Inc., such as by means of its affiliation with us, learns of material non-public information relating to us. HSBC Securities (USA) Inc. would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the Notes. Although other broker-dealers may make a market in the Notes from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSBC Securities (USA) Inc. discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

It is expected that the delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof and the following business day will be required, by virtue of the fact that the Notes will settle in T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Market Making Resales by Affiliates

This prospectus supplement together with the accompanying prospectus and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the Notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither HSBC Securities (USA) Inc, nor any other of our affiliates has an obligation to make a market in the Notes and may discontinue any market-making activities at any time without notice, in its sole discretion.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

In connection with any use of this prospectus supplement and the accompanying prospectus by HSBC Securities (USA) Inc. or another of our affiliates, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-marking transaction.

NOTICE TO CANADIAN PURCHASERS

In Canada, the offering is being made on a private placement basis in the provinces of Canada (the “Canadian Jurisdictions”) through the underwriters of the offering or their affiliates who are permitted under applicable securities laws to offer and sell the Notes in those Canadian Jurisdictions. The Notes have not been nor will they be qualified for sale to the public under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis which is exempt from the prospectus requirements of Canadian securities laws. The information in this prospectus supplement and the accompanying prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, Canadian investors should consult with their own legal, financial and tax advisers concerning the information in the prospectus supplement and as to the suitability of an investment in the Notes in their particular circumstances.

Each purchaser of Notes in Canada will be deemed to have represented to HSBC Holdings plc, the underwriters and each dealer participating in the sale of the Notes that the purchaser or any ultimate purchaser for which such underwriter or dealer is acting as agent:

(a) acknowledges and agrees that the Notes purchased under this prospectus are subject to resale restrictions under applicable securities laws;

(b) if not an individual or an investment fund, had a pre-existing purpose and was not established solely or primarily for the purpose of acquiring the Notes, in reliance on an exemption from applicable prospectus requirements in the Canadian Jurisdictions;

(c) is either purchasing the Notes as principal for its own account, or is deemed to be purchasing the Notes as principal by applicable law;

(d) if required by applicable securities laws or stock exchange rules, will execute, deliver and file or assist HSBC Holdings plc or the underwriters in obtaining and filing such reports, undertakings and other documents relating to the purchase of the Notes by the purchaser as may be required by applicable securities law, any securities commission, stock exchange or other regulatory authority;

(e) is resident in one of the Canadian Jurisdictions and is entitled under applicable Canadian securities law to purchase the Notes without the benefit of a prospectus qualified under such securities laws;

(f) is an “accredited investor” as defined in National Instrument 45-106 — Prospectus and Registration Exemptions, purchasing the Notes as principal; and

(g) is a “permitted client” as defined in section 1.1 of National Instrument 31-103 — Registration Requirements and Exemptions.

Any resale of the Notes must be made: (i) through an appropriately registered dealer or in accordance with an exemption from the dealer registration requirements of applicable provincial securities laws; and (ii) in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of applicable provincial securities laws. These Canadian resale restrictions may in some circumstances apply to resales made outside of Canada.

All of the directors and officers of HSBC Holdings plc and the underwriters or certain of their affiliates and any experts named herein, may be located outside of Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon HSBC Holdings plc or those persons. All or a substantial portion of the assets of HSBC Holdings plc and those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against HSBC Holdings plc or those persons in Canada or to enforce a judgment obtained in Canadian courts against HSBC Holdings plc or those persons outside of Canada.

By purchasing Notes, the purchaser acknowledges that HSBC Holdings plc and its respective agents and advisers may each collect, use and disclose its name and other specified personally identifiable information (the “Information”), including the amount of the Notes that it has purchased for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. The purchaser consents to the disclosure of that Information.

By purchasing Notes, the purchaser acknowledges that Information concerning the purchaser: (A) will be disclosed to the relevant Canadian securities regulatory authorities, including the Ontario Securities Commission, and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the Information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing the Notes, the purchaser shall be deemed to have authorised such indirect collection of personal information by the relevant Canadian securities regulatory authorities. Questions about such indirect collection of Information by the Ontario Securities Commission should be directed to the Administrative Support Clerk, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or to the following telephone number (416) 593-3684.

Each purchaser of securities in Canada hereby agrees that it is the purchaser’s express wish that all documents evidencing or relating in any way to the sale of the securities be drafted in the English language only. Chaque acheteur au Canada des valeurs reconnait que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des valeurs mobilières soient rédigés uniquement en anglais.

Statutory Rights of Action

The following is a summary of the statutory rights of rescission or damages, or both, under securities legislation in certain of the provinces of Canada where such summary is required to be disclosed under the relevant securities legislation, and as such, is subject to the express provisions of the legislation and any related regulations and rules. The rights described below are in addition to, and without derogation from, any other right or remedy available at law to purchasers of the securities, subject to any defences also described below.

Ontario Investors

Under Ontario securities legislation, certain purchasers who purchase Notes offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the Notes, for rescission against HSBC Holdings plc or any selling security holder if this prospectus contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the Notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the Notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against HSBC Holdings plc or any selling security holder. In no case will the amount recoverable in any action exceed the price at which the Notes were offered to the purchaser and if the purchaser is shown to have purchased the Notes with knowledge of the misrepresentation, HSBC Holdings plc and any selling security holder will have no liability. In the case of an action for damages, HSBC Holdings plc and any selling security holder will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Not all defences upon which HSBC Holdings plc, the selling security holder or others may rely are described herein. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

New Brunswick Investors

Under New Brunswick securities legislation, certain purchasers who purchase Notes offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the Notes, for rescission against HSBC Holdings plc and any selling security holder in the event that this prospectus contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of one year from the date the purchaser first had knowledge of the facts giving rise to the cause of action and six years from the date on which payment is made for the Notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the Notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against HSBC Holdings plc or any selling security holder. In no case will the amount recoverable in any action exceed the price at which the Notes were offered to the purchaser and if the purchaser is shown to have purchased the Notes with knowledge of the misrepresentation, HSBC Holdings plc and any selling security holder will have no liability. In the case of an action for damages, HSBC Holdings plc and any selling security holder will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a New Brunswick purchaser. The foregoing is a summary of the rights available to a New Brunswick purchaser. Not all defences upon which HSBC Holdings plc, the selling security holder or others may rely are described herein. New Brunswick purchasers should refer to the complete text of the relevant statutory provisions.

Nova Scotia Investors

Under Nova Scotia securities legislation, certain purchasers who purchase Notes offered by this prospectus during the period of distribution will have a statutory right of action for damages against HSBC Holdings plc or other seller and the directors of HSBC Holdings plc as of the date hereof, or while still the owner of the Notes, for rescission against HSBC Holdings plc or other seller if this prospectus, or a document incorporated by reference in or deemed incorporated into this prospectus, contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the Notes. The right of action for rescission is exercisable not later than 120 days from the date on which payment is made for the Notes or after the date on which the initial payment for the Notes was made where payments subsequent to the initial payment are made pursuant to a contractual commitment assumed prior to, or concurrently with, the initial payment. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against HSBC Holdings plc or other seller or the directors of HSBC Holdings plc. In no case will the amount recoverable in any action exceed the price at which the Notes were offered to the purchaser and if the purchaser is shown to have purchased the Notes with knowledge of the misrepresentation, HSBC Holdings plc or other seller and the directors of HSBC Holdings plc will have no liability. In the case of an action for damages, HSBC Holdings plc or other seller and the directors of HSBC Holdings plc will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a Nova Scotia purchaser. The foregoing is a summary of the rights available to a Nova Scotia purchaser. Not all defences upon which HSBC Holdings plc or other seller or others may rely are described herein. Nova Scotia purchasers should refer to the complete text of the relevant statutory provisions.

Saskatchewan Investors

Under Saskatchewan securities legislation, certain purchasers who purchase Notes offered by this prospectus during the period of distribution will have a statutory right of action for damages against HSBC Holdings plc, every director and promoter of HSBC Holdings plc or any selling security holder as of the date hereof, every person or company whose consent has been filed under this prospectus, and every person or company who sells the Notes on behalf of HSBC Holdings plc or selling security holder under this prospectus, or while still the owner of the Notes, for rescission against HSBC Holdings plc or selling security holder if this prospectus contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of one year from the date the purchaser first had knowledge of the facts giving rise to the cause of action and six years from the date on which payment is made for the Notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the Notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against HSBC Holdings plc or the others listed above. In no case will the amount recoverable in any action exceed the price at which the Notes were offered to the purchaser and if the purchaser is shown to have purchased the Notes with knowledge of the misrepresentation, HSBC Holdings plc and the others listed above will have no liability. In the case of an action for damages, HSBC Holdings plc and the others listed above will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Notes as a result of the misrepresentation relied upon. A purchaser who receives an amended prospectus has the right to withdraw from the agreement to purchase the Notes by delivering a notice to HSBC Holdings plc or selling security holder within two business days of receiving the amended prospectus. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a Saskatchewan purchaser. The foregoing is a summary of the rights available to a Saskatchewan purchaser. Not all defences upon which HSBC Holdings plc or others may rely are described herein. Saskatchewan purchasers should refer to the complete text of the relevant statutory provisions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and English solicitors and by Shearman & Sterling (London) LLP, London, England, US counsel and English solicitors for the underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements as at December 31, 2010 and December 31, 2009 and for each of the three years ended December 31, 2010, 2009 and 2008, and management’s assessment of the effectiveness of the internal control over financial reporting as of 31 December 2010 appearing in our annual report on Form 20-F for the year ended December 31, 2010 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing. The audit report refers to a change in the method of accounting for certain financial assets in the year ended 31 December 2008 following the adoption of “Reclassification of Financial Assets (Amendments to IAS 39 Financial Instruments: Recognition and Measurement and IFRS 7 Financial Instruments: Disclosures).”

Prospectus

HSBC Holdings plc

Subordinated Debt Securities
Senior Debt Securities and
Non-cumulative Dollar-denominated
Preference Shares
American Depositary Shares

HSBC Holdings plc may offer the following securities for sale through this prospectus:

•	subordinated debt securities;

•	senior debt securities; and

•	non-cumulative dollar-denominated preference shares of $0.01 nominal value each. The dollar preference shares will be represented by American depositary shares.

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of debt securities or preference shares unless accompanied by a prospectus supplement.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 4 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is April 16, 2010.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus has been prepared on the basis that all offers of securities made pursuant to it will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area (“EEA”), from the requirement to produce a prospectus for offers of notes. Accordingly any person making or intending to make any offer within the EEA of securities pursuant to this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer.

In connection with any issue of securities through this prospectus, a stabilising manager or any person acting for him may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilising manager or any agent of his to do this. Such stabilising, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

As used in this prospectus and in any prospectus supplement, the terms “HSBC Holdings” “we,” “us” and “our” refer to HSBC Holdings plc, and the terms “HSBC Group” and “HSBC” mean HSBC Holdings plc and its subsidiary undertakings. In addition, the term “IFRSs” means International Financial Reporting Standards.

In this prospectus and any prospectus supplement, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the United Kingdom, (iv) “Hong Kong dollars” or “HK$” are to the lawful currency of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong SAR”), (v) “BRL” is to the lawful currency of the Federative Republic of Brazil, and (vi) “CAD” is to the lawful currency of Canada.

PRESENTATION OF FINANCIAL INFORMATION

Our consolidated Group financial statements and the separate financial statements of HSBC have been prepared in accordance with International Financial Reporting Standards (“IFRSs”), as endorsed by the European Union (“EU”). EU-endorsed IFRSs may differ from IFRSs as issued by the International Accounting Standards Board (“IASB”), if, at any point in time, new or amended IFRSs have not been endorsed by the EU. At December 31, 2009, there were no unendorsed standards effective for the year ended December 31, 2009 affecting these consolidated and separate financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2009 are prepared in accordance with IFRSs as issued by the IASB. We use the US dollar as our reporting currency because the US dollar and currencies linked to it form the major currency bloc in which we transact our business.

LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT
AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend of the particular facts of the case in effect at the time.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below.

•	Annual Report on Form 20-F, as amended, for the year ended December 31, 2009;

•	any future Reports on Form 6-K that indicate they are incorporated into this registration statement; and

•	any future Annual Reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), until we sell all of the securities that may be offered through this prospectus.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary
HSBC Holdings plc
8 Canada Square
London E14 5HQ
England
Tel: 011 (44-20) 7991-8888

c/o HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York, 10018
Attn: Regional Compliance Officer
Tel: (212) 525-5000

We will provide to the trustee referred to under “Description of Subordinated Debt Securities” and the depositary referred to under “Description of Preference Share ADSs” our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under IFRSs as issued by the IASB. We will also furnish the trustee and the depositary with interim reports which will include unaudited interim consolidated financial information prepared under IFRSs as issued by the IASB. The trustee and the depositary, as appropriate, shall make such reports available for inspection by holders at their respective corporate trust offices.

HSBC

HSBC is one of the largest banking and financial services organisations in the world, with a market capitalisation of US$199 billion at December 31, 2009. As at December 31, 2009, we had total assets of US$2,364 billion and total shareholders’ equity of US$128 billion. For the year ended December 31, 2009, our operating profit was US$5,298 million on total operating income of US$78,631 million. We are a strongly capitalised banking group with a total capital ratio of 13.7% and a tier 1 capital ratio of 10.8% as at December 31, 2009.

Through its subsidiaries and associates, HSBC provides a comprehensive range of banking and related financial services. Headquartered in London, HSBC operates through long-established businesses and has an international network of some 8,000 offices in 88 countries and territories in six geographical regions: Europe; Hong Kong; Rest of Asia-Pacific; the Middle East; North America and Latin America. Within these regions, a comprehensive range of financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Services are delivered primarily by domestic banks, typically with large retail deposit bases, and by consumer finance operations. Taken together, the five largest customers of HSBC do not account for more than one percent of HSBC’s income.

RISK FACTORS

You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to HSBC’s Business

You should read “Challenges and Uncertainties” on pages 12 to 18 in the Annual Report on Form 20-F, as amended, for the year ended December 31, 2009, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to HSBC’s business.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities to support the development of HSBC and to strengthen further the capital base of HSBC Holdings.

CONSOLIDATED CAPITALISATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalisation, indebtedness and share capital position of HSBC Holdings plc and our subsidiary undertakings as at 31 December 2009:

		Issued and
		Fully Paid
		US$m

	Called up Share Capital
	Ordinary shares (of nominal value US$0.50 each)	8,705

	Preference shares (of nominal value US$0.01 each)
US$1,450 m	6.20% non-cumulative dollar preference shares, Series A — aggregate redemption price	1,450

Carrying
Amount
US$m

Other Equity Instruments
US$2,200 m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133

		Carrying
		Amount
		US$m

	Subordinated Liabilities
	Undated Subordinated Loan Capital of Subsidiary Undertakings
US$750 m	Undated floating rate primary capital notes	750
US$500 m	Undated floating rate primary capital notes	500
US$400 m	Primary capital undated floating rate notes	407
US$400 m	Primary capital undated floating rate notes (second series)	404
US$400 m	Primary capital undated floating rate notes (third series)	400
US$300 m	Undated floating rate primary capital notes, Series 3	300
	Other undated subordinated liabilities less than US$200m	24

		2,785

	Subordinated Loan Capital of HSBC Holdings plc
€1,750 m	6% subordinated notes 2019	2,835
US$2,500 m	6.5% subordinated notes 2037	2,659
€1,600 m	6.25% subordinated notes 2018	2,306
US$2,000 m	6.5% subordinated notes 2036	2,052
€1,000 m	5.375% subordinated notes 2012	1,549
£900 m	6.375% callable subordinated notes 2017	1,517
US$1,400 m	5.25% subordinated notes 2012	1,488
US$1,500 m	6.8% subordinated notes 2038	1,484
£750 m	7% subordinated notes 2038	1,267
£650 m	6.75% subordinated notes 2028	1,043
€700 m	3.625% callable subordinated notes 2020	1,005
£650 m	5.75% subordinated notes 2027	1,000
US$750 m	Callable subordinated floating rate notes 2016	750
US$750 m	Callable subordinated floating rate notes 2015	750
US$488 m	7.625% subordinated notes 2032	587

		Carrying
		Amount
		US$m

£250 m	9.875% subordinated bonds 2018	496
US$222 m	7.35% subordinated notes 2032	260

		23,048

	Subordinated Loan Capital of Subsidiary Undertakings
€1,400 m	5.3687% non-cumulative step-up perpetual preferred securities*	1,804
US$1,350 m	9.547% non-cumulative step-up perpetual preferred securities, Series 1*	1,339
€800 m	Callable subordinated floating rate notes 2016	1,152
£700 m	5.844% non-cumulative step-up perpetual preferred securities	1,136
US$1,250 m	4.61% non-cumulative step-up perpetual preferred securities*	1,077
US$1,000 m	4.625% subordinated notes 2014	1,002
US$1,000 m	5.911% trust preferred securities 2035	993
£600 m	4.75% subordinated notes 2046	961
€750 m	5.13% non-cumulative step-up perpetual preferred securities*	960
US$1,000 m	5.875% subordinated notes 2034	950
€600 m	4.25% callable subordinated notes 2016	904
US$900 m	10.176% non-cumulative step-up perpetual preferred securities, Series 2*	900
€600 m	8.03% non-cumulative step-up perpetual preferred securities*	862
£500 m	8.208% non-cumulative step-up perpetual preferred securities*	806
£500 m	4.75% callable subordinated notes 2020	785
£500 m	5.375% subordinated notes 2033	776
US$750 m	5.625% subordinated notes 2035	712
US$700 m	7% subordinated notes 2039	688
€500 m	Callable subordinated floating rate notes 2020	639
£350 m	Callable subordinated variable coupon notes 2017	608
£350 m	5% callable subordinated notes 2023	550
£350 m	5.375% callable subordinated step-up notes 2030	531
US$500 m	6.00% subordinated notes 2017	521
£300 m	6.5% subordinated notes 2023	483
US$450 m	Callable subordinated floating rate notes 2016	449
£300 m	5.862% non-cumulative step-up perpetual preferred securities	412
CAD400 m	4.80% subordinated notes 2022	382
£225 m	6.25% subordinated notes 2041	363
US$300 m	6.95% subordinated notes 2011	321
US$300 m	7.65% subordinated notes 2025	312
US$300 m	Callable subordinated floating rate notes 2017	299
BRL500 m	Subordinated certificate of deposit 2016	287
US$250 m	Non-convertible subordinated obligations 2019	247
BRL383 m	Subordinated certificate of deposit 2015	220
US$250 m	7.20% subordinated notes 2097	213

		Carrying
		Amount
		US$m

US$200 m	7.808% capital securities 2026	200
US$200 m	8.38% capital securities 2027	200
CAD200 m	4.94% subordinated debentures 2021	190
	Other subordinated liabilities less than US$200m	3,844

		29,078

	Minority Interests
US$575 m	6.36% non-cumulative preferred stock, Series B	559
US$518 m	Floating rate non-cumulative preferred stock, Series F	518
US$374 m	Floating rate non-cumulative preferred stock, Series G	374
US$374 m	6.5% non-cumulative preferred stock, Series H	374
CAD250 m	Non-cumulative 5 year rate reset class 1 preferred shares, Series E	238
	Other preference shares issued by subsidiary undertakings less than US$200m	634

		2,697

		Carrying
		Amount
		US$m

	Senior indebtedness of HSBC Holdings plc
€1,250 m	Fixed Rate Notes 2014	1,791
£650 m	Fixed Rate Notes 2024	1,048

		2,839

Notes:

(1)	The aggregate redemption price of the US$1,450 million 6.2% non-cumulative dollar preference shares is included within share premium.

(2)	HSBC Holdings plc has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities is the only exchangeable bond issued by HSBC Holdings plc.

(3)	Reserves include share premium, retained earnings, available for sale reserve, cash flow hedging reserve, foreign exchange, share based payment and merger reserve.

(4)	On 13 January 2010, HSBC Holdings plc paid its third interim dividend for 2009 of US$0.08 per ordinary share. Ordinary shares with a value of US$160 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(5)	On 11 February 2010, HSBC Holdings gave notice to holders of its US$750 million callable subordinated floating rate notes due 2015 that it will call and redeem the notes at par on 16 March 2010.

(6)	Since 31 December 2009, 2,027,618 ordinary shares of US$0.50 each have been issued as a result of the exercise of employee share options.

(7)	The HSBC Group has prepared its consolidated financial statements in accordance with IFRSs. The HSBC Group has adopted the “Amendment to IAS39: The Fair Value Option”. As a result, US$24,433 million of the subordinated loan capital above is designated at fair value.

(8)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300 million 5.862% non-cumulative step-up perpetual preferred securities each have the benefit of a subordinated guarantee of HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (* above) each have the benefit of a subordinated guarantee of HSBC Holdings plc. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within the Group, comprising HSBC Holdings plc and its subsidiary undertakings.

(9)	As at 31 December 2009, HSBC Holdings plc and its subsidiary undertakings had other indebtedness of US$2,171,041 million (including deposits by banks of US$124,872 million, customer accounts of US$1,159,034 million, trading liabilities of US$268,130 million, debt securities in issue of US$146,896 million, derivatives of US$247,646 million and other liabilities of US$224,463 million) and contingent liabilities and contractual commitments of US$631,609 million (comprising contingent liabilities of US$73,559 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$548,792 million, and other commitments of US$9,258 million).

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings plc or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings plc’s subsidiary undertakings since 31 December 2009.

The following exchange rates as at 31 December 2009 have been used in the table above:

US$1.00 = Hong Kong dollars 7.7544; €1.00 = US$1.441; £1.00 = US$1.62255; US$1.00 = Canadian dollars 1.05085.

DESCRIPTION OF DEBT SECURITIES

Debt securities offered through this prospectus will be issued under one of three indentures between HSBC Holdings, as issuer, and The Bank of New York Mellon, as trustee. The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities, the undated subordinated debt securities will be issued under the indenture for undated subordinated debt securities and the senior debt securities will be issued under the indenture for senior debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject to and are qualified by reference to, all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

The debt securities will be our direct and unsecured obligations. The debt securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise.

Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

•	whether such debt securities, in the case of subordinated debt securities, will be dated subordinated debt securities with a specified maturity date or undated subordinated debt securities with no specified maturity date;

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

•	the issue date or dates and the maturity date or dates, if any;

•	the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

•	any optional redemption terms;

•	whether such debt securities, if dated, are to be issued as discount securities and the terms and conditions of any such discount securities;

•	the place or places where any principal, premium or interest in respect of debt securities of the series shall be payable;

•	whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities), or a solvency condition;

•	whether there are any other conditions to which payments with respect to such debt securities are subject;

•	provisions, if any, for the discharge and defeasance of such dated debt securities;

•	the form in which such debt securities are to be issued;

•	if other than in authorised denominations, the denominations in which such debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

•	the currency in which such debt securities are to be denominated;

•	the currency in which payments on such debt securities will be made;

•	if payments on debt securities may be made in a currency other than US dollars, or a foreign currency or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

•	whether any debt securities of the series are to be issued as indexed securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon shall be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

•	any restrictive covenants provided for with respect to such debt securities;

•	any other events of default;

•	provisions, if any, for the exchange or conversion of such debt securities; and

•	any other terms of the series.

Dated debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

Debt securities and any coupons relating to such debt securities will become void unless presented for payment within ten years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest shall have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

General.  Unless otherwise indicated in the applicable prospectus supplement, debt securities of a series will be issued only as a global security in bearer form and will be payable only in US dollars and title to this global security will pass by delivery. The form of the debt securities is described below, and references in this description to debt securities shall be to debt securities of such series, and references to the global security and book-entry debt securities will be to the related global security and related book-entry debt securities.

The global security will be deposited on issue with a book-entry depositary, as appointed from time to time, which will hold the global security for the benefit of The Depository Trust Company or its nominee (“DTC”) and its participants pursuant to the terms of a debt security deposit agreement among us, the book-entry depositary and the holders and beneficial owners from time to time of book-entry debt securities. Pursuant to the debt security deposit agreement, the book-entry depositary will issue one or more certificateless depositary interests which together will represent a 100 percent interest in the underlying global security. These book-entry debt securities will be issued to DTC, which will operate a book-entry system for the book-entry debt securities.

Ownership of interests in the book-entry debt securities will be limited to persons that have accounts with DTC or persons that hold interests through such DTC participants. Ownership of book-entry debt securities will be shown on, and the transfer of such book-entry debt securities will be effected only through, records maintained by DTC and its participants. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability of such purchasers to own, transfer or pledge book-entry debt securities or interests therein.

As long as the book-entry depositary is the holder of the global security, the book-entry depositary or its nominee will be considered the sole holder of such global security for all purposes under the relevant indenture. Accordingly, each person owning an interest in a book-entry debt security must rely on the procedures of the book-entry depositary and DTC and on the procedures of the DTC Participant through which such person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the Deposit Agreement. See “— Action by Holders of Debt Securities.”

DTC has advised us that: DTC is a limited-purpose trust company organised under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerised book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organisations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. (“FINRA”). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security.  Payments of any amounts in respect of the global security will be made through a paying agent to the book-entry depositary. The book-entry depositary will pay this amount to DTC, which will distribute such payments to its Participants. All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global security and by the owners of book-entry debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global security or book-entry debt securities, as the case may be, if such deduction or withholding had not been made. DTC, upon receipt of any such payment, will immediately credit participants’ accounts with payments in amounts proportionate to their respective ownership of book-entry debt securities, as shown on the records of DTC. We expect that payments by participants to owners of book-entry debt securities held through such participants will be governed by standing customer instructions and customary practices and will be the responsibility of such participants.

None of us, the trustee, the book-entry depositary or any their agents will have any responsibility or liability for any aspect of the records relating to or payments made by DTC on account of a participant’s ownership of interests in the book-entry debt securities or for maintaining, supervising or reviewing any records relating to a participant’s interests in book-entry debt securities.

Redemption.  In the event the global security (or any portion thereof) is redeemed, the book-entry depositary will redeem, from the amount received by it in respect of the redemption of the global security, an equal amount of the book-entry debt securities. The redemption price payable in connection with the redemption of book-entry debt securities will be equal to the amount received by the book-entry depositary in connection with the redemption of the global security (or any part of a global security).

Action by Holders of Debt Securities.  We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a book-entry debt security desires to give or take any action that a holder is entitled to give or take under the relevant indenture or the owner of a book-entry debt security is entitled to give or take under the deposit agreement, DTC would authorise the participants owning the relevant book-entry debt securities to give or take such action, and such participants would authorise indirect participants to give or take such action or would otherwise act upon the instructions of owners holding through them.

As soon as practicable after receipt by the book-entry depositary of notice of any solicitation of consents or request for a waiver or other action by the holders of debt securities, the book-entry depositary will mail to DTC a notice containing:

•	such information as is contained in the notice received from us;

•	a statement that at the close of business on a specified record date DTC will be entitled, subject to the provisions of or governing the relevant book-entry debt securities or debt securities, to instruct the book-entry depositary as to the consent, waiver or other action, if any, pertaining to the debt securities; and

•	a statement as to the manner in which such instructions may be given.

Upon the written request of DTC, the book-entry depositary shall endeavour to take such action regarding the requested consent, waiver or other action in respect of the debt securities in accordance with any instructions set forth in such request. DTC is expected to follow the procedures described above with respect to soliciting instructions from its participants. The book-entry depositary will not exercise any discretion in the granting of consents or waivers or the taking of any other action relating to the debt security deposit agreement, the DTC agreement or the indenture.

Reports.  The book-entry depositary will as promptly as practicable send to DTC a copy of any notices, reports and other communications received by it as holder of the debt securities from us or the trustee.

Amendment and Termination.  The debt security deposit agreement may be amended by agreement between us and the book-entry depositary and the consent of DTC or the owners of book-entry debt securities shall not be required in connection with any amendment to the debt security deposit agreement:

•	to cure any ambiguity, omission, defect or inconsistency in the debt security deposit agreement;

•	to add to our covenants and agreements or those of the book-entry depositary;

•	to evidence or effect the assignment of the book-entry depositary’s rights and duties to a qualified successor;

•	to comply with the US Securities Act of 1933, as amended, the Exchange Act, the US Investment Company Act of 1940, as amended, the Trust Indenture Act of 1940 or any other applicable law, rule or regulation; and

•	to modify, alter, amend or supplement the debt security deposit agreement in any other manner that is not adverse to DTC or the beneficial owners of book-entry debt securities.

No amendment that adversely affects DTC may be made to the debt security deposit agreement without the consent of DTC.

If we issue definitive debt securities in exchange for the entire global security, the book-entry depositary will surrender the global security against receipt of the definitive debt securities, distribute the definitive debt securities to the persons and in the amounts as specified by DTC and the debt security deposit agreement will terminate with respect to such series of debt securities. The debt security deposit agreement may also be terminated upon the resignation of the book-entry depositary if no successor has been appointed within 90 days as set forth under “— Resignation of Book-Entry Depositary” below. Any definitive debt securities will be issued in accordance with the provisions described under “— Definitive Debt Securities” below.

Resignation of Book-Entry Depositary.  The book-entry depositary may at any time resign. If a successor depositary is appointed in accordance with the debt security deposit agreement, upon our request or request of the successor, the retiring book-entry depositary must, subject to certain conditions, deliver the global security to that successor. If no such successor has so agreed within 90 days, the book-entry depositary may petition court for the appointment of a successor unless definitive debt securities have been issued in accordance with the relevant indenture, DTC or the depositary.

Settlement.  Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The book-entry debt securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities.  Owners of interests in the book-entry debt securities or debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies the book-entry depositary or the book-entry depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the book-entry debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by the book-entry depositary within 90 days or (2) an Event of Default has occurred and is continuing and the registrar has received a request from the book-entry depositary or DTC, as the case may be or (3) the applicable prospective supplement provides otherwise with respect to a particular series. Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will not be issued in bearer form.

Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities shall be registered in the name or names of such person or persons as the book-entry depositary shall notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, in the case of dated debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

Dated Subordinated Debt Securities.  Unless otherwise provided in a prospectus supplement relating to any series of dated subordinated debt securities, and subject also to the following paragraph, if we do not make a payment with respect to any dated subordinated debt securities on any relevant payment date, our obligation to make such payment will be deferred until (and the payment will not be due and payable until):

•	in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital; and

•	in the case of a payment of principal, the first business day after the date that falls six months after the original payment date.

Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or take any other action. Each payment so deferred will accrue interest at the rate prevailing in accordance with the terms of such series of dated subordinated debt securities immediately before the original payment date for such payment. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not an event of default has occurred) until the relevant deferred date. The term “business day” means, with respect to any particular series of debt securities, except as may otherwise be provided in the prospectus supplement relating to such series of debt securities, a weekday that is not a day on which banking institutions are authorised or obligated by law or executive order to close in any jurisdiction in which payments with respect to such series are payable.

Undated Subordinated Debt Securities.  We are not required to make payments with respect to any series of undated subordinated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated subordinated debt securities on any applicable Payment Date, together with any other unpaid payments, will, so long as they remain unpaid, constitute “missed payments” and will accumulate until paid. Missed payments will not bear interest.

Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days’ notice to the trustee, but all missed payments in respect of all undated subordinated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of:

•	the date fixed for any redemption of such undated subordinated debt securities; and

•	the commencement of our winding up in England.

If we give notice of our intention to pay the whole or part of the missed payments on the undated subordinated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated subordinated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated subordinated debt securities.

If we are unable to make any payment on or with respect to the undated subordinated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated subordinated debt securities may be limited by applicable insolvency law.

Computation of Interest.  Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the subordinated debt securities as described below under “— Subordination.”

The maturity of the subordinated debt securities will be subject to acceleration only in the event of our winding up or an effective resolution is validly adopted by our shareholders for our winding up. See “— Defaults and Events of Default” below.

Subordination; Dated Subordinated Debt Securities.  The rights of holders of dated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities (including the undated debt securities). The subordination provisions of the dated subordinated indenture, and to which the dated subordinated debt securities are subject, are governed by English law.

Holders of dated subordinated debt securities and the trustee, by their acceptance of the dated subordinated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Subordination; Undated Subordinated Debt Securities.  The rights of holders of undated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the undated subordinated debt securities. The subordination provisions of the undated subordinated indenture, and to which the undated subordinated debt securities are subject, are governed by English law. In the event of our winding up, holders of undated subordinated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in us; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

Holders of undated subordinated debt securities and the trustee, by their acceptance of the undated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Defaults and Events of Default.  Unless otherwise provided in a prospectus supplement, with respect to subordinated debt securities of a series, subject to certain exceptions, it shall be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, the trustee may, and if so requested by the holders of at least 25 percent in principal amount of the outstanding debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt security and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to dated debt securities of a series if:

•	any instalment of interest upon any dated subordinated debt security of such series or any related coupon is not paid when due and such failure continues for 14 days; or

•	all or any part of the principal of (or premium, if any, on) any dated subordinated debt security of such series as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days;

provided that, if we do not pay any instalment of interest on the pertinent interest payment date or all or any part of principal at maturity, the obligation to make such payment and such interest payment date or maturity, as the case may be, shall be deferred until: (i) in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original payment date. Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or to take any other action. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not a default has occurred) until the relevant deferred date.

Unless otherwise provided in a prospectus supplement with respect to any series of debt security and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to undated debt securities of a series if:

•	any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 business days; or

•	all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of such undated subordinated debt securities is not paid when due and such failure continues for 7 business days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series or declare the principal of (or premium, if any, on) and any accrued but unpaid interest of the undated subordinated debt securities of the relevant series immediately due and payable unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated subordinated debt securities, a payment will not be deemed to be due on any date on which a solvency condition as set out in the relevant prospectus supplement is not satisfied. However, if we fail to make the payments set out in the two bullet points above, and at such time such solvency condition is satisfied, the trustee may institute proceedings in England (but not elsewhere) for our winding up.

Notwithstanding the foregoing, failure to make any payment in respect of a series of subordinated debt securities shall not be a default in respect of such debt securities if such payment is withheld or refused:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•	in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of the relevant grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, after the trustee gives written notice to us informing us of such resolution.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default, or a default under the relevant indenture, as the case may be, specifying any such default.

No remedy against us other than as specifically provided by the relevant indenture shall be available to the trustee or the holders of subordinated debt securities or coupons whether for the recovery of amounts owing in respect of such subordinated debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such subordinated debt securities or coupons or otherwise, and no holder of any subordinated debt security will have any right to institute any proceeding with respect to the relevant indenture, the subordinated debt securities or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing event of default or default and unless also the holders of not less than a majority in aggregate principal amount (or, in the case of an index-linked subordinated debt security, the face amount) of the outstanding subordinated debt securities of such series shall have made written request to the trustee to institute such proceedings as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding subordinated debt securities of such series direction inconsistent with such request and the trustee shall have failed to institute such proceeding within 60 days.

Subject to the provisions of the relevant indenture relating to the duties of the trustee, in case an event of default or default shall occur and be continuing with respect to the subordinated debt securities of a series, the trustee will be under no obligation to any of the holders of the subordinated debt securities of such series, including without limitation to take any of the actions referred to above, unless such holders shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to certain exceptions, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding subordinated debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subordinated debt securities of such series.

The dated subordinated indenture and the undated subordinated indenture provide that the trustee will, within 90 days after the occurrence of an event of default or default with respect to the subordinated debt securities of a series, give to the holders of the affected subordinated debt securities notice of such event of default or default, unless such event of default or default shall have been cured or waived, provided that, the trustee will be protected in withholding such notice if it reasonably determines that the withholding of such notice is in the interest of such holders.

Notwithstanding anything to the contrary in this prospectus, nothing will impair the right of a holder (absent the consent of such holder) to institute suit for any payments due but unpaid with respect to any subordinated debt securities.

Senior Debt Securities

The senior debt securities will be our direct unsecured obligations and ranking on a parity with our other senior indebtedness. Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities.

The maturity of the senior debt securities will be subject to acceleration only as specified under “— Event of Default” below.

Defaults and Event of Default.  Unless otherwise provided in a prospectus supplement with respect to any series of senior debt security, it shall be a default with respect to senior debt securities of a series if:

•	if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up;

•	failure to pay principal or premium, if any, on any series of senior debt security at maturity, and such default continues for a period of 30 days, or

•	failure to pay any interest on any series of senior debt security when due and payable, which failure continues for 30 days.

If an event of default occurs and is continuing with respect to a series of senior debt securities, the trustee may, and if so requested by the holders of at least 25 percent in principal amount of the outstanding senior debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the senior debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding senior debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Additional Amounts

Unless otherwise specified in the prospectus supplement with respect to the debt securities of any series all amounts of principal of (and premium, if any, on) and interest and related deferred payments and missed payments on debt securities will be paid by us without deducting or withholding any present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or if such deduction or withholding shall at any time be required by the United Kingdom or any such subdivision or authority, we will pay such additional amounts as may be necessary so that the net amounts paid to the holders of the debt securities or the trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the debt securities or the trustee would have been entitled had no deduction or withholding been made, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•	would not be payable or due but for the fact that the holder or beneficial owner of the debt securities is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision, or otherwise has some connection or former connection with the United Kingdom or such political subdivision other than the holding or ownership of a debt security, or the collection of principal, premium, if any, interest and related deferred payments and missed payments on, or the enforcement of, a debt security; or

•	would not be payable or due but for the fact that the relevant debt security or coupon or other means of payment of interest or related deferred payments or missed payments in respect of debt securities (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period; or

•	is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	would not have been imposed if presentation for payment of the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made; or

•	is imposed because of the failure to comply by the holder or the beneficial owner of the debt securities or the beneficial owner of any payment on such debt securities with a request from us addressed to the holder or the beneficial owner, including a request from us related to a claim for relief under any applicable double tax treaty:

(a) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b) to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect any combination of the above items.

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.

References in this prospectus to principal of (and premium, if any, on) and interest on debt securities shall be deemed also to refer to any additional amounts which may be payable under the foregoing provisions.

Redemption

In addition to the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

(a) in making payment under such debt securities in respect of principal (or premium, if any), interest or related deferred payment or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under “— Additional Amounts” above as a result of a change in or amendment to the laws of the United Kingdom or any political subdivision or taxing authority thereof or therein affecting taxation, or change in the official application or interpretation of such laws, or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b) the payment of interest in respect of such debt securities would be treated as a “distribution” within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the United Kingdom or any such political subdivision or tax authority, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

Any redemption of the undated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the practices of the Financial Services Authority, (the “FSA”) at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase requires the prior consent of the FSA.

Modification and Waiver

Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any instalment of interest or additional amounts payable on, any dated debt security or change the terms of any undated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated debt security;

•	reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, of any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

•	except as permitted by the relevant indenture, change our obligation to pay additional amounts;

•	reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

•	change the place of payment or currency in which any payment of the principal (any premium, if any), any interest or any related deferred payment or missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•	change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

•	change the terms and conditions of the preference shares or conversion securities into which undated debt securities may be convertible;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

•	modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any deferred payment or missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance. The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any instalment of interest or related deferred payment or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the FSA.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•	any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, shall have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings or such holding company may assume our obligations (or those of any corporation which shall have previously assumed our obligations); provided, that:

•	the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we shall, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “— Additional Amounts” above, references to such successor entity’s country of organisation will be added to the references to the United Kingdom);

•	the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “— Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organisation will be substituted for the references to the United Kingdom); and

•	immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series shall have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

Defeasance and Discharge

If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in US dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, we shall have delivered to the trustee for cancellation all debt securities of such series theretofore authenticated, or all debt securities of such series not theretofore delivered to the trustee for cancellation which have or will become due and payable in accordance with their terms within one year or are to be, or have been, called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in either case, we shall have irrevocably deposited with the trustee, in trust:

•	cash in US dollars in an amount; or

•	US government obligations which through the payment of interest thereon and principal thereof will provide not later than the due date of any payment, cash in US dollars in an amount; or

•	any combination of the foregoing,

sufficient to pay all the principal of (and premium, if any), and interest on, the debt securities of such series in accordance with the terms of the dated debt securities of such series and all other amounts payable by us under the relevant indenture. Any defeasance will be subject to the consent of the FSA if required.

The indenture for the dated debt securities also provides that we need not comply with certain covenants (“covenant defeasance”) of such indenture with respect to dated debt securities of a series if:

•	we irrevocably deposit, in trust with the trustee, (a) cash in US dollars in an amount, or (b) US government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in US dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognised firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated debt securities of such series in accordance with the terms of such dated debt securities of such series;

•	no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated debt securities of such series shall have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the FSA if required.

Conversion

Dated debt securities.  The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such dated debt securities.

Undated debt securities.  Except as otherwise specified in the prospectus supplement relating to a particular series of debt securities, we will have the option to convert, in whole but not in part, the undated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Concerning the Trustee

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event that an event of default or default occurs (and is not cured or waived), the trustee will be required to exercise its power with the degree of care and skill of a prudent person in the conduct of such person’s own affairs.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by and construed in accordance with the laws of the State of New York. See “— Subordination.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of the courts of the State of New York and the US courts located in the City of New York with respect to any action that may be brought in connection with the indentures or the debt securities of any series and have appointed HSBC Bank USA, N.A. as agent for service of process.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following is a summary of the material terms of the dollar preference shares of any series. The material terms of a particular series of the dollar preference shares offered in the form of American depositary shares, or preference share ADSs, of a corresponding series will be summarised in the prospectus supplement relating to the dollar preference shares of that series. The material terms of a particular series of dollar preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. Holders of the dollar preference shares are encouraged to read our Memorandum and Articles of Association (the “Articles of Association”) and any resolutions adopted by our board of directors or one of its authorised committees that set forth the material terms of a particular series of the dollar preference shares. Copies of the Articles of Association and the relevant resolutions have been filed as exhibits to the registration statement.

General

Under our Articles of Association, our board of directors or a committee authorised by it can authorise the issuance of one or more series of dollar preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit subject to the limitations set out in our Articles of Association. The dollar preference shares will rank equal with any pounds sterling-denominated preference shares of £0.01 nominal value each and any euro-denominated preference shares of €0.01 nominal value each in our capital and with all other shares that rank equal to the sterling, euro or dollar preference shares.

The dollar preference shares of each series will have a nominal value per share, dividend rights, redemption price and liquidation value per share stated in US dollar-denominated terms and will be issued only in fully paid form. For each dollar preference share of a particular series that is issued, an amount equal to the share’s nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share’s issue price and its nominal value will be credited to our share premium account. Unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, the dollar preference shares will have a nominal value of $0.01 per share.

The dollar preference shares of any series will initially be issued in bearer form and deposited with The Bank of New York Mellon, the depositary, against the issuance of American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, upon receipt of payment for the dollar preference shares. The dollar preference shares of a particular series deposited under the deposit agreement will be represented by preference share ADSs of a corresponding series. Dollar preference shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. Dollar preference shares of more than one series that are deposited under the deposit agreement as units will be represented by a unit of each corresponding series of preference share ADSs. These preference share ADSs will be represented by a unit of each corresponding series of ADRs. When withdrawn from deposit, the units of dollar preference shares will be represented by one share certificate in registered form, without dividend coupons. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the dollar preference shares of that series. Dollar preference shares of each series that are withdrawn from deposit will be transferable separately. See “Description of Preference Share ADSs.”

The holder can transfer title to dollar preference shares of any series in registered form only by transfer and registration on the register for the dollar preference shares of the relevant series. Dollar preference shares of any series in registered form cannot be exchanged, in whole or in part, for dollar preference shares of the series in bearer form. The registration of transfer of dollar preference shares of any series can be made only on the register for the dollar preference shares of the series kept by the registrar at its office in the United Kingdom. See “Registrar and Paying Agent” below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. See “Taxation — UK Taxation — Stamp Taxes.” Neither the Articles of Association nor English law currently limit the right of non-resident or foreign owners to acquire freely dollar preference shares of any series or, when entitled to vote dollar preference shares of a particular series, to vote freely the dollar preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of dollar preference shares of any series.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarised below, unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise. The holder of the dollar preference shares should pay particular attention to the following specific terms relating to his particular series of shares, including:

•	the designation of the dollar preference shares of the series and number of shares offered in the form of preference share ADSs;

•	the liquidation value per share of the dollar preference shares of the series;

•	the price at which the dollar preference shares of the series will be issued;

•	the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

•	any redemption provisions; and

•	any other rights, preferences, privileges, limitations and restrictions related to the dollar preference shares of the series.

Dividends

The holders of the dollar preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

The declaration and payment of dividends on each series of dollar preference shares will be subject to the sole and absolute discretion of our Board of Directors. Our Board of Directors will not, however, declare and pay dividends on each series of dollar preference shares on each dividend payment date where, in our opinion:

•	payment of the dividend would cause us not to meet applicable capital adequacy requirements of the FSA; or

•	the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the series of dollar preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the series of dollar preference shares and that have an equal right to dividends as the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the dollar preference shares of the series and the dividends on any other shares that have an equal right to dividends as the dollar preference shares of that series, we are required, first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the dollar preference shares, and second, to pay dividends on the dollar preference shares of the series and any other shares ranking equally with the dollar preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the dollar preference shares of that series. In accordance with the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realised profits less our accumulated, realised losses.

The dividends to be paid on the dollar preference shares of any series for each dividend period will be computed based upon the amount paid up or credited as paid up on each of the dollar preference shares of that series. The dividend will be calculated by annualising the applicable dividend amount or rate and dividing by the number of dividend periods in a year. The dividends to be paid will be computed on the basis of a 360-day year of twelve

30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

Dividends on the dollar preference shares of any series will be non-cumulative. If the dividend, or a portion of it, on the dollar preference shares of a particular series is not required to be paid and is not paid on the relevant date scheduled for payment, then the holders of dollar preference shares of the series will lose the right they had to the dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the dollar preference shares of the series are paid for any future dividend period.

We will fix a date to pay dividends on the dollar preference shares of any series to the record holders who are listed on the register as the holders of the dollar preference shares on the relevant record date, including The Bank of New York Mellon as holder of the shares underlying the preference share ADSs. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a US dollar check drawn on a bank in London or in New York City and mailed to the holder at the address that appears on the register for the dollar preference shares. If the date we have scheduled to pay dividends on the dollar preference shares of any series is not a day on which banks in London and in New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of preference share ADSs, see “Description of Preference Share ADSs — Share Dividends and Other Distributions.”

If we have not paid the dividend on the dollar preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted thereafter to declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the dollar preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the dollar preference shares of the series for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if we have not paid in full a dividend payable on the dollar preference shares of any series on the most recent dividend payment date, we will not be permitted thereafter to redeem or purchase in any manner any of our other shares ranking equal with or lower than the relevant dollar preference shares, and we will not be permitted to contribute money to a sinking fund to redeem or purchase the other shares in any manner, until the dividends on the relevant dollar preference shares have been paid in full or an amount equal to payment in full has been set aside for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series. Except as provided in this prospectus and in the prospectus supplement relating to the dollar preference shares of a particular series, the holders of the dollar preference shares of any series do not have the right to share in our profits.

Liquidation Rights

If we are wound up and capital is returned to the shareholders or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking in payment of capital equal or in priority to the series will be entitled to receive payment in US dollars out of our assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking lower in the right to repayment of capital than the dollar preference shares of the series. The payment will be equal to the amount paid up (or credited as paid up) on each dollar preference share together with any premium on such share as may be determined in, or by a mechanism contained in, the prospectus supplement relating to such dollar preference share plus any dividends declared but not paid for the dividend period ending prior to the commencement of the winding up and any dividends accrued and not paid for the dividend period commencing prior to the commencement of the winding up but ending after such date, to the extent such dividend would otherwise (but for the winding up) have been payable, provided that sufficient assets exist to make such distribution having satisfied any amounts payable to the holders of shares ranking in priority to the dollar preference shares as regards the repayment of capital. If at the time we are wound up, the amounts payable with respect to the dollar preference shares of any series and any of our other preference shares ranking equal as regards repayment of capital with the dollar preference shares of the series are not paid in full, the holders of the dollar preference shares of the series and of the other preference shares will share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. After payment of the full amount to which they are entitled, the holders of the dollar preference shares of the series will have no right or claim to any of our remaining assets and will not be entitled to receive any of our profits or a return of capital in a winding up.

Redemption and Purchase

Subject to the Companies Act 1985 and Companies Act 2006, we have the right to redeem the whole (but not part only) of any series of dollar preference shares at certain times specified in the Articles of Association after the fifth anniversary of the date of original issue of the dollar preference shares of the series, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of the particular series. In respect of each dollar preference share redeemed, we shall pay in US dollars the aggregate of the nominal value of such dollar preference share and any premium credited as paid up on such share together with any dividend payable on the date of redemption.

If we wish to redeem dollar preference shares of any series, we must provide notice to the depositary and each record holder of the dollar preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

•	the redemption date;

•	the particular dollar preference shares to be redeemed;

•	the redemption price; and

•	the place or places where documents of title relating to the dollar preference shares are to be presented for redemption and payment for them will be made.

The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the dollar preference shares due for redemption will stop accruing starting on the relevant redemption date, except in the case where the payment to be made on any dollar preference share is improperly withheld or refused upon redemption. In that case, the dividend will continue to accrue from the relevant redemption date to the date of payment. In this case, a dollar preference share will not be treated as having been redeemed until the relevant redemption payment and any accrued dividend on those amounts has been paid. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a US dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or in New York City. The holder of the dollar preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the Notice of Redemption. In the event that any date on which any payment relating to the redemption of dollar preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment due because of the delay.

We may at any time purchase outstanding dollar preference shares of any series in the open market, by tender to all holders of dollar preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles of Association, applicable law (including the Companies Act 1985, the Companies Act 2006 and US federal securities laws) and applicable regulations of the FSA in its capacity as the United Kingdom Listing Authority. Any dollar preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing FSA requirements, we can redeem or purchase preference shares of any series only with the prior consent of the FSA.

Voting Rights

The holders of the dollar preference shares having a registered address within the United Kingdom are entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as set forth below or as provided for in the prospectus supplement relating to any particular series of dollar preference shares.

If our board determines for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to receive notice of, attend and vote at our general meetings if we have failed to pay in full the dividend payable on the dollar preference shares for the dividend period or periods determined by our board for such series. If so determined by our board for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to vote on all matters put before all our general meetings until such time as we shall have paid in full the dividends on the dollar preference shares.

Whenever entitled to vote at our general meetings, on a show of hands, each holder of dollar preference shares present in person shall have one vote and on a poll each holder of dollar preference shares present in person or by proxy shall have one vote per share.

In addition, holders of the dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “Variation of Rights.”

Variation of Rights

The rights, preferences or restrictions attached to the dollar preference shares may be varied by the consent in writing of the holders of three-quarters of the dollar preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares as a single class regardless of series.

The rights, preferences or restrictions of any particular series of dollar preference shares may be varied adversely on a different basis to other series of dollar preference shares by the consent in writing of the holders of three-quarters of the dollar preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares of that series.

An extraordinary resolution requires the approval of three-quarters of the holders voting in person or by proxy at the meeting. Two persons holding or representing by proxy at least one-third of the outstanding dollar preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

We may create or issue any shares of any class, or any securities convertible into shares of any class, that rank equally with the dollar preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the dollar preference shares, without the rights of the dollar preference shares of any series being deemed to be varied or abrogated.

The rights attached to the dollar preference shares will not be deemed to be varied or abrogated by a reduction of any share capital or purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such dollar preference share.

Registrar and Paying Agent

HSBC Holdings plc, located at 8 Canada Square, London E14 5HQ, England, will act as the registrar for the dollar preference shares of each series. The Secretary’s Office of HSBC Holdings plc, also located at 8 Canada Square, London E14 5HQ, England, will act as paying agent for the dollar preference shares of each series.

DESCRIPTION OF PREFERENCE SHARE ADSs

General

The following is a summary of the material provisions of the deposit agreement relating to HSBC’s preference share ADRs, or the preference share ADRs deposit agreement, between us, The Bank of New York Mellon, as the depositary, and all holders and beneficial owners from time to time of American Depositary Receipts, or ADRs, issued under that agreement. References in this section to ADSs shall refer to preference share ADSs.

This summary is subject to and qualified in its entirety by reference to the preference share ADRs deposit agreement, including the form of ADRs attached thereto. Terms used in this section and not otherwise defined will have the meanings set forth in the preference share ADRs deposit agreement. Copies of the preference share ADRs deposit agreement and our Articles of Association are available for inspection at the Corporate Trust Office of the depositary, located at 101 Barclay Street, New York, New York 10286. The Depositary’s principal executive office is located at One Wall Street, New York, New York, 10286.

American Depositary Receipts

The Bank of New York Mellon will deliver American Depositary Shares, or ADSs, evidenced by ADRs. Each ADS will represent ownership interests in one dollar preference share and the rights attributable to one dollar preference share that we will deposit with the custodian, which is currently The Bank of New York Mellon. Each ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to holders of ADSs.

As The Bank of New York Mellon will actually be the holder of the underlying dollar preference shares, you will generally exercise the rights of a shareholder, through The Bank of New York Mellon. A preference share ADRs deposit agreement among us, The Bank of New York Mellon and you, as an ADS holder, sets out the obligations of The Bank of New York Mellon. New York law governs the preference share ADRs deposit agreement and the ADRs evidencing the ADSs.

You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Share Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Dollar Preference Shares?

The Bank of New York Mellon will pay to you the cash dividends or other distributions it or the custodian receives on the dollar preference shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of dollar preference shares your ADSs represent.

•	Cash. The Bank of New York Mellon will convert any cash dividend or distribution we pay on the dollar preference shares, other than any dividend or distribution paid in US dollars, into US dollars if it can, in its reasonable judgment, do so on a reasonable basis and can transfer US dollars into the United States. If that is not possible, or if any approval from any government is needed and cannot, in the opinion of the depositary, be obtained or is not obtained, the preference share ADRs deposit agreement allows The Bank of New York Mellon to distribute the foreign currency only to those ADS holders to whom it is possible to do so or to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, The Bank of New York Mellon will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole US dollars and cents and will round any fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The Bank of New York Mellon will distribute new ADSs representing any shares we distribute as a dividend or free distribution, if we request that The Bank of New York Mellon make this distribution and if we furnish The Bank of New York Mellon promptly with satisfactory evidence, including certificates or opinions, that it is legal to do so. The Bank of New York Mellon will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds to the holders entitled to those shares. If The Bank of New York Mellon does not distribute additional cash or ADSs, each ADS will also represent the new shares.

•	Rights to Purchase Additional Shares. If we offer holders of securities any rights, including rights to subscribe for additional shares, The Bank of New York Mellon may take actions necessary to make these rights available to you. We must first instruct The Bank of New York Mellon to do so and furnish it with satisfactory evidence, including certificates or opinions, that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and The Bank of New York Mellon determines that it is practical to sell the rights, The Bank of New York Mellon may sell the rights and allocate the net proceeds to holders’ accounts. The Bank of New York Mellon may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If The Bank of New York Mellon makes rights available to you, upon instruction from you it will exercise the rights and purchase the shares on your behalf. The Bank of New York Mellon will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay The Bank of New York Mellon the exercise price and any charges the rights require you to pay.

US securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs delivered after exercise of rights. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to you.

•	Other Distributions. The Bank of New York Mellon will send to you anything else we distribute on deposited securities by any means The Bank of New York Mellon thinks is equitable and practical. If, in the depositary’s opinion, it cannot make the distribution in that way, The Bank of New York Mellon may adopt another method of distribution that it considers to be equitable and practical — for example by public or private sale — and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property.

The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holder. We will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our dollar preference shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How does the Depositary deliver ADSs?

The Bank of New York Mellon will deliver the ADSs that you are entitled to receive in the offer against deposit of the underlying dollar preference shares. The Bank of New York Mellon will deliver additional ADSs if you or your broker deposit dollar preference shares with the custodian. You must also deliver evidence satisfactory to The Bank of New York Mellon of any necessary approvals of the governmental agency in the United Kingdom, if any, which is responsible for regulating currency exchange at that time. If required by The Bank of New York Mellon, you must in addition deliver an agreement transferring your rights as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York Mellon will register the appropriate number of ADSs in the names you request in writing and will deliver the ADSs at its Corporate Trust Office to the persons you request in writing. The Bank of New York Mellon is not obliged to accept for deposit underlying dollar preference shares of a particular series, if, in its reasonable judgment, after consultation with us, such acceptance and maintenance or discharge of its obligations under the preference share ADRs deposit agreement would be unusually onerous because of the terms of such preference shares. However, if the depositary has accepted any underlying preference shares of a particular series, it must accept for deposit further underlying preference shares of such series.

How do ADS holders cancel an ADS and obtain dollar preference shares?

You may submit a written request to withdraw dollar preference shares and turn in your ADRs evidencing your ADSs at the Corporate Trust Office of The Bank of New York Mellon. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York Mellon will, subject to any applicable restrictions, deliver the deposited securities underlying the ADSs to an account designated by you at the office of the custodian. At your request, risk and expense, The Bank of New York Mellon may deliver at its Corporate Trust Office any proceeds from the sale of any dividends, distributions or rights, which may be held by The Bank of New York Mellon.

Provided that all preconditions to withdrawal and cancellation of the deposited securities have been fulfilled, the depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges;

•	compliance with any US or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities; or

•	any other circumstances permitted under the general instructions to the SEC Form on which ADSs are registered.

This right of withdrawal may not be limited by any other provision of the preference share ADRs deposit agreement.

Redemption of ADSs

If we exercise our right to redeem the dollar preference shares of a particular series, The Bank of New York Mellon will deliver for redemption dollar preference shares that have been deposited with The Bank of New York Mellon and that we have called for redemption, to the extent holders have surrendered ADRs evidencing ADSs representing such dollar preference shares. To the extent The Bank of New York Mellon receives them, it shall distribute entitlements with respect to the dollar preference shares being redeemed in accordance with the terms of the preference share ADRs deposit agreement and shall deliver new ADRs evidencing ADSs representing the dollar preference shares not so redeemed. If we redeem less than all of the deposited dollar preference shares of a particular series, The Bank of New York Mellon may determine which ADRs to call for surrender in any manner that it reasonably determines to be fair and practical.

Record Dates

Whenever any distribution of cash or rights, change in the number of dollar preference shares represented by ADSs or notice of a meeting of holders of shares or ADSs is made, The Bank of New York Mellon will fix a record date for the determination of the holders entitled to receive the benefits, rights or notice.

Voting of Deposited Securities

How do you vote?

If you are an ADS holder on a record date fixed by The Bank of New York Mellon, you may exercise the voting rights of the same class of securities as the dollar preference shares represented by your ADSs, but only if we ask The Bank of New York Mellon to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the dollar preference shares. However, you may not know about the meeting enough in advance to withdraw the dollar preference shares.

If we ask for your instructions, The Bank of New York Mellon, at our direction, will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will:

•	include all information included with the meeting notice sent by us to The Bank of New York Mellon;

•	include a statement that if you were a holder on a specified record date, you will be entitled, subject to applicable restrictions, to instruct the depositary as to the exercise of voting rights; and

•	explain how you may instruct The Bank of New York Mellon to vote the dollar preference shares or other deposited securities underlying your ADSs as you direct.

For instructions to be valid, The Bank of New York Mellon must receive them on or before the date specified in the instructions. The Bank of New York Mellon will try, to the extent practical, subject to applicable law and the provisions of our Articles of Association, to vote or have its agents vote the underlying dollar preference shares as you instruct. The Bank of New York Mellon will only vote, or attempt to vote, as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York Mellon to vote your dollar preference shares. In addition, The Bank of New York Mellon and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Inspection of Transfer Books

The Bank of New York Mellon will keep books for the registration and transfer of ADSs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to us or the preference share ADRs deposit agreement or the ADSs.

Reports and Other Communications

The Bank of New York Mellon will make available for your inspection any reports or communications, including any proxy material, received from us, as long as these materials are received by The Bank of New York Mellon as the holder of the deposited securities and are generally available to our shareholders. At our written request, The Bank of New York Mellon will also send copies of reports, notices and communications to you.

Fees and Expenses

The Bank of New York Mellon, as depositary, will charge any party depositing or withdrawing dollar preference shares or any party surrendering ADRs or to whom ADSs are delivered or holders of ADRs, as applicable:

For:	ADS Holders Must Pay:

• each issuance of an ADS, including as a result of a distribution of shares or rights or other property or upon exercise of a warrant to purchase an ADS	• $5.00 or less per 100 ADSs or portion thereof
• each cancellation of an ADS, including if the preference share ADRs deposit agreement terminates	• $5.00 or less per 100 ADSs or portion thereof
•   transfer and registration of shares on our share register from your name to the name of The Bank of New York Mellon or its nominee or the custodian or its nominee when you deposit or withdraw dollar preference shares
• registration or transfer fees
• distribution of securities	• an amount equal to the fee that would have been charged for the issuance of ADSs if the securities were dollar preference shares being deposited
• conversion of foreign currency to US dollars	• expenses of The Bank of New York Mellon
• cable, telex and facsimile transmission expenses, if expressly provided in the preference share ADRs deposit agreement	• expenses of The Bank of New York Mellon
• servicing of dollar preference shares of any series or other deposited securities	• expenses of The Bank of New York Mellon
• as necessary	• taxes and governmental charges which The Bank of New York Mellon or the custodian has to pay on any ADS or dollar preference share underlying an ADS, for example withholding taxes, stock transfer taxes or stamp duty taxes

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York Mellon may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York Mellon sells deposited securities, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalisations and Mergers

If we:

•	change the par or nominal value of any of the dollar preference shares;

•	reclassify, split or consolidate any of the dollar preference shares;

•	distribute securities on any of the dollar preference shares that are not distributed to you; or

•	recapitalise, reorganise, merge, amalgamate, consolidate, sell our assets or take any similar action,

then the cash, shares or other securities received by The Bank of New York Mellon will become new deposited securities under the preference share ADRs deposit agreement, and each ADS will automatically represent the right to receive a proportional interest in the new deposited securities. The Bank of New York Mellon may and will, if we ask it to, distribute some or all of the cash, dollar preference shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination of the Preference Share ADRs Deposit Agreement

How may the preference share ADRs deposit agreement be amended?

We may agree with The Bank of New York Mellon to amend the preference share ADRs deposit agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes, governmental charges, registration fees, telecommunications charges and delivery costs or other such expenses, or prejudices any substantial existing right of ADS holders, it will only become effective thirty days after The Bank of New York Mellon notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your ADSs.

How may the preference share ADRs deposit agreement be terminated?

The Bank of New York Mellon will terminate the preference share ADRs deposit agreement if we ask it to do so, in which case it must notify you at least 90 days before termination. The Bank of New York Mellon may also terminate the agreement after notifying you if The Bank of New York Mellon informs us that it is electing to resign, and we have not appointed a new depositary bank within 90 days.

If any ADSs remain outstanding after termination, The Bank of New York Mellon will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders and will not give any further notices or do anything else under the preference share ADRs deposit agreement other than:

•	collect dividends and distributions on the deposited securities;

•	sell rights and other property offered to holders of deposited securities; and

•	deliver dollar preference shares and other deposited securities upon cancellation of ADSs.

At any time after one year after termination of the preference share ADRs deposit agreement, The Bank of New York Mellon may sell any remaining deposited securities by public or private sale. After that, The Bank of New York Mellon will hold the money it received on the sale, as well as any cash it is holding under the preference share ADRs deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Bank of New York Mellon’s only obligations will be to account for the money and cash. After termination, our only obligations will be with respect to indemnification of, and to pay specified amounts to, The Bank of New York Mellon.

Any amendment or termination of the preference share ADRs deposit agreement with respect to one series of ADSs will not necessarily occur concurrently with the amendment or termination of any other series of ADSs. The substitution of The Bank of New York Mellon by another depositary or the termination of the preference share ADRs deposit agreement with respect to any series of ADSs representing dollar preference shares of a series that is a component of a unit will result in the substitution of the depositary or the termination of the preference share ADRs deposit agreement with respect to all of the ADSs representing the dollar preference shares of all other series comprising the unit.

Limitations on Obligations and Liability to ADS Holders

The preference share ADRs deposit agreement expressly limits our obligations and the obligations of The Bank of New York Mellon. It also limits our liability and the liability of The Bank of New York Mellon. We and The Bank of New York Mellon:

•	are only obligated to take the actions specifically set forth in the preference share ADRs deposit agreement, without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law, any provision of our Articles of Association or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the preference share ADRs deposit agreement on your behalf or on behalf of any other party unless they are indemnified to their satisfaction;

•	may rely upon any advice of or information from any legal counsel, accountants, any person depositing shares, any ADS holder or any other person whom they believe in good faith is competent to give them that advice or information; and

•	are not responsible for any failure to carry out any instructions to vote any of the ADSs, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as such action or non-action is in good faith.

In the preference share ADRs deposit agreement, we and The Bank of New York Mellon agree to indemnify each other under specified circumstances.

Requirements for Depositary Actions

Before The Bank of New York Mellon will deliver or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of dollar preference shares, The Bank of New York Mellon may require:

•	payment of taxes, including stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any dollar preference shares or other deposited securities, as well as the fees and expenses of The Bank of New York Mellon;

•	production of satisfactory proof of the identity of the person presenting shares for deposit or ADSs upon withdrawal and of the genuineness of any signature or other information it deems necessary; and

•	compliance with regulations which The Bank of New York Mellon may establish from time to time consistent with the preference share ADRs deposit agreement, including presentation of transfer documents.

The Bank of New York Mellon may refuse to deliver, transfer or register transfer of ADSs generally when the transfer books of The Bank of New York Mellon are closed or at any time if The Bank of New York Mellon or we think it advisable to do so.

Pre-Release of ADSs

In certain circumstances, subject to the provisions of the preference share ADRs deposit agreement, The Bank of New York Mellon may deliver ADSs before deposit of the underlying dollar preference shares. This is called a pre-release of ADSs. The Bank of New York Mellon may also deliver dollar preference shares prior to the receipt and cancellation of pre-released ADSs (even if those ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying dollar preference shares are delivered to The Bank of New York Mellon. The Bank of New York Mellon may receive ADSs instead of the dollar preference shares to close out a pre-release. The Bank of New York Mellon may pre-release ADSs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York Mellon in writing that it or its customer, as the case may be, owns the dollar preference shares or ADSs to be deposited;

•	the pre-release must be fully collateralised with cash or collateral The Bank of New York Mellon considers appropriate; and

•	The Bank of New York Mellon must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York Mellon considers appropriate. In addition, The Bank of New York Mellon will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so.

Governing Law

The preference share ADRs deposit agreement is governed by the law of the State of New York, without regard to conflicts of law principles.

TAXATION

This section discusses certain US federal income tax and UK tax consequences of the ownership of the dollar preference shares, preference share ADSs and debt securities by certain beneficial holders thereof. This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the United Kingdom (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident or ordinarily resident in the United Kingdom for UK tax purposes at any material time (an “Eligible US Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should rely on the tax consequences described in the applicable prospectus supplement instead of this prospectus.

You generally will be entitled to benefits under the Treaty if you are:

•	the beneficial owner of the dollar preference shares, preference share ADSs or debt securities, as applicable, and of any dividends or interest that you receive;

•	an individual resident or citizen of the United States, a US corporation, or a US partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to US taxation in the hands of a US resident person); and

•	not also a resident of the United Kingdom for UK tax purposes.

If you hold dollar preference shares, preference share ADSs or debt securities in connection with the conduct of business or the performance of personal services in the United Kingdom or otherwise in connection with a branch, agency or permanent establishment in the United Kingdom, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to dollar preference shares, preference share ADSs or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold dollar preference shares, preference share ADSs or debt securities as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for US federal income tax purposes, persons that control (directly or indirectly) 10 percent or more of our voting stock or who are otherwise connected with us for UK tax purposes, persons that elect mark-to-market treatment, persons that hold dollar preference shares, preference share ADSs or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, and persons whose functional currency is not the US dollar. This prospectus indicates that we may issue: undated subordinated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or deferral of our payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; preference shares that are redeemable after a certain period; and instruments that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with an instrument that has any, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one or any combination of these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular senior debt security or dated subordinated debt security.

The statements regarding US and UK tax laws and administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date of this prospectus. These laws and practices are subject to change without notice, possibly with retrospective effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of dollar preference shares, preference share ADSs or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

For purposes of the Treaty and the US Internal Revenue Code of 1986, as amended (the “Code”), beneficial owners of ADSs will be treated as owners of the underlying shares. Deposits and withdrawals of shares in exchange for ADSs will not result in the realisation of gain or loss for US federal income tax purposes.

UK Taxation

Taxation of Debt Securities

Payments of Interest

References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

Payments of interest on a debt security should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the debt securities are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange and the London Stock Exchange are currently recognised for these purposes. Debt Securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the United Kingdom Listing Authority and are admitted to trading on the London Stock Exchange. Debt securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in the United States in accordance provisions corresponding to those generally applicable in countries in the European Economic Area.

In other cases, interest would be paid after deduction of UK income tax at the rate of 20 percent, although if you are an Eligible US Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorise subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within five years from the 31st January next following the UK year of assessment to which the income relates and must be accompanied by the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made. A year of assessment runs from 6th April in one calendar year to 5th April in the following calendar year.

Payments of interest on a debt security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Provision of Information

Persons in the United Kingdom (i) paying interest to or receiving interest on behalf of another person who is an individual or a partnership containing individuals or (ii) paying amounts due on redemption of any debt securities which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual or a partnership containing individuals, may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in accordance with guidance published by HMRC in relation to the 2010-11 tax year, the payments contemplated in (ii) above should not be treated as falling within the scope of the requirement. There is no guarantee that equivalent guidance will be issued in respect of future years.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on capital gains realised on the sale or other disposal or redemption or conversion of a debt security.

Taxation of Dollar Preference Shares and Preference Share ADSs

Payments of Dividends

We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on dollar preference shares and preference share ADSs representing them.

Payments of dividends on dollar preference shares and preference share ADSs will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividends with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on any capital gain realised on the disposal (including redemption) of a dollar preference share or preference share ADS.

EU Savings Directive

Under Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each member state of the European Union (each, a “Member State”) is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria and Luxembourg have (unless during such period they elect otherwise) instead opted to apply a withholding system in relation to such payments. The current rate of withholding is 20% and it will be increased to 35% with effect from 1 July 2011. The transitional period is to terminate following agreement by certain non-EU countries to the exchange of information relating to such payments.

A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted or agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to an individual beneficial owner resident in, or certain limited types of entity established in, a Member State.

A proposal for amendments to the Savings Directive has been published, including a number of suggested changes which, if implemented, would broaden the scope of the rules described above. Investors who are in any doubt as to their position should consult their professional advisers.

Stamp Taxes

Debt Securities.  The UK stamp duty and stamp duty reserve tax treatment of debt securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of debt securities will summarise the applicable UK stamp duty and stamp duty reserve tax treatment.

Dollar Preference Shares and Preference Share ADSs.  UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of respectively transfers of or agreements to transfer the dollar preference shares (not being ADSs), and accordingly if you acquire or intend to acquire dollar preference shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

Whether any UK stamp duty or stamp duty reserve tax will be payable on the issue of dollar preference shares to the custodian or depositary will depend upon the terms relating to the particular series of shares and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of shares will summarise the applicable UK stamp duty and stamp duty reserve tax treatment of such an issue.

In practice, no UK stamp duty should be payable on the transfer of an ADS or beneficial ownership of an ADS, provided that the ADS and any separate instrument of transfer or written agreement to transfer are executed and remain at all times outside the United Kingdom. No UK stamp duty reserve tax will be payable in respect of an agreement to transfer ADSs or beneficial ownership of ADSs.

Inheritance Tax

A dollar preference share, preference share ADS or debt security held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not for such purposes a national of the United Kingdom will not, provided any US federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the dollar preference share, preference share ADS or debt security except in certain cases where the dollar preference share, preference share ADS or debt security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the United Kingdom), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the United Kingdom in a case where the dollar preference share, preference share ADS or debt security is subject both to UK inheritance tax and to US federal estate or gift tax.

US Taxation

Taxation of Senior Debt Securities and Dated Subordinated Debt Securities

US Tax Characterization

The characterization of senior debt securities or dated subordinated debt securities for US federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of US federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for US federal income tax purposes. You should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular senior debt security or dated subordinated debt security for such purposes.

Payments of Interest

You will be required to include payments of interest on a senior debt security or dated subordinated debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting).

In the case of senior debt securities or dated subordinated debt securities denominated in a currency other than US dollars, the amount of interest income you will be required to realise if you use the cash method of accounting for tax purposes will be the US dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into US dollars at that time.

If you use the accrual method of accounting, you generally must translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting you will recognise foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the senior debt securities or dated subordinated debt securities.

Purchase, Sale, or Retirement

Your basis in a senior debt security or dated subordinated debt security for US federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and reduced by any amortised premium and any payments other than qualified stated interest (as described below). In the case of a senior debt security or dated subordinated debt security denominated in a foreign currency, the cost of such debt security will be the US dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and traded on an established securities market, a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) will determine the US dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a senior debt security or dated subordinated debt security in respect of foreign currency-denominated original issue discount and premium will be determined in the manner described below for such adjustments. The conversion of US dollars to a foreign currency and the immediate use of that currency to purchase a senior debt security or dated subordinated debt security generally will not result in taxable gain or loss for an Eligible US Holder.

Upon the sale, exchange or retirement of a senior debt security or dated subordinated debt security, you generally will recognise gain or loss equal to the difference between the amount realised on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a senior debt security or dated subordinated debt security, the amount realised generally will be the US dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the US dollar value of the amount realised by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement.

If you are an accrual basis taxpayer the special election in respect of the purchase and sale of senior debt securities or dated subordinated debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognise on the sale, exchange or retirement of a senior debt security or dated subordinated debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

Notwithstanding the foregoing, any gain or loss that you recognise on the sale, exchange or retirement of a senior debt security or dated subordinated debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security.

Original Issue Discount

If you own senior debt securities or dated subordinated debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. Eligible US Holders of such debt securities should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue senior debt securities or dated subordinated debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities or dated subordinated debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The stated redemption price at maturity of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or based on certain indices.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i) multiplying the “adjusted issue price” (as defined below) of the debt security by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a floating rate debt security, both the “annual yield to maturity” and the “qualified stated interest” will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “annual yield to maturity” of a dated debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in income in respect of a discount security denominated in US dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a discount security (i.e., the excess of all remaining payments to be received on the discount security, including payments of qualified stated interest, over the amount you paid for such discount security).

In the case of a discount security denominated in a foreign currency, you should determine the US dollar amount includible in income as original issue discount for each accrual period by:

(i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii) translating the foreign currency amount so derived at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) provided that you have made the election described under “Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognise a different amount of original issue discount income in each accrual period than you would be required to recognise if you were the holder of a similar discount security denominated in US dollars. Also, as described above, exchange gain or loss will be recognised when the original issue discount is paid or when you dispose of the discount security.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisors with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

Taxation of Dollar Preference Shares, Preference Share ADSs and Undated Subordinated Debt Securities

US Tax Characterization of Undated Subordinated Securities

The characterization of undated subordinated debt securities depends on the particular terms of those securities, and may not be clear in all cases. This discussion of US federal income tax consequences in this section assumes that the undated subordinated debt securities will generally be treated as equity of the issuer (and not debt). Accordingly, payments of interest on such securities will be treated as dividends. You should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular undated subordinated debt security for such purposes.

Payments of Dividend

If we pay dividends (including interest on undated subordinated securities for this purpose), you must include those dividends in your income when you receive them without regard to your method of tax accounting. The dividends will be treated as foreign source income. If you receive dividend payments denominated in pounds sterling, you should determine the amount of your dividend income by converting pounds sterling into US dollars at the exchange rate in effect on the date of your (or the depositary’s, in the case of preference share ADSs) receipt of the dividend.

Subject to certain exceptions for short-term and hedged positions, the US dollar amount of dividends (including interest on undated subordinated securities treated as equity; see “— US Tax Characterization of Undated Subordinated Securities”) received by a non-corporate Eligible US Holder in respect of the dollar preference shares or preference share ADSs before January 1, 2011 will be subject to US taxation at a maximum rate of 15% if the dividends are “qualified dividends.” The dividends generally will be qualified dividends if we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company for US federal income tax purposes (a “PFIC”). Based on our audited financial statements and relevant market data, we believe that we were not a PFIC with respect to our 2009 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC in our current taxable year or in the foreseeable future.

Sale, Exchange or Retirement

You will generally recognise capital gain or loss on a sale, exchange or redemption (other than a redemption treated as a distribution) in an amount equal to the difference between the amount realised (excluding any amounts treated as dividends for US federal income tax purposes) and your tax basis in that instrument. You should consult your own tax adviser as to the US federal income tax consequences of a redemption of any redeemable shares (including dollar preference shares) or preference share ADSs. If you acquired a dollar preference share, preference share ADS or undated subordinated debt security as part of a unit comprising more than one share, preference share ADS or undated subordinated debt security, your tax basis in each component of the unit will generally be determined by allocating the purchase price for the unit between those components based on their relative fair market values at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the dollar preference shares, preference share ADSs or undated subordinated debt securities for more than one year at the time of disposition. The net amount of long-term capital gain realised by an individual holder generally is subject to taxation at reduced rates. A holder’s ability to offset capital losses against ordinary income is limited.

US Information Reporting and Backup Withholding

Dividends, interest and proceeds from the sale or other disposition of dollar preferred shares, preference share ADSs or debt securities that are paid in the United States or through a US-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is a corporation, other exempt recipient or a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s US federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup-withholding rule by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter, dealer or agent in connection with an offering of securities will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State:

(a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d) at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities will represent and agree that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Conflicts of Interest

HSBC Securities (USA) Inc., an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by HSBC Securities (USA) Inc., each such offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, or “FINRA”, regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of the HSBC Holdings plc will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In addition, HSBC Securities (USA) Inc. may use this prospectus in connection with offers and sales related to market-making activities. HSBC Securities (USA) Inc. may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

In compliance with FINRA guidelines the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to this prospectus and any applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

Market-Making Resales

This prospectus may be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Holdings plc may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

HSBC Holdings plc does not expect to receive any proceeds from market-making transactions. HSBC Holdings plc does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC Holdings plc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSBC Securities (USA) Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSBC Securities (USA) Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and our English solicitors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements as at December 31, 2009 and December 31, 2008 and for each of the three years ended December 31, 2009, 2008 and 2007, and management’s assessment of the effectiveness of the internal control over financial reporting as of 31 December 2009 appearing in our annual report on Form 20-F for the year ended December 31, 2009 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing. The audit report refers to a change in the method of accounting for certain financial assets in the year ended 31 December 2008 following the adoption of “Reclassification of Financial Assets (Amendments to IAS 39 Financial Instruments: Recognition and Measurement and IFRS 7 Financial Instruments: Disclosures).”

No dealer, salesperson or any other person has been authorised to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorised by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorised or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE ISSUER

HSBC Holdings plc
8 Canada Square
London E14 5HQ
United Kingdom

REGISTRAR AND PAYING AGENT

HSBC Bank USA, N.A.
452 Fifth Avenue
New York, NY 10018

LEGAL ADVISORS

To HSBC Holdings plc as to US and English law:	To the underwriters as to US and English law:

Cleary Gottlieb Steen & Hamilton LLP City Place House 55 Basinghall Street London EC2V 5EH United Kingdom	Shearman & Sterling (London) LLP Broadgate West 9 Appold Street London EC2A 2AP United Kingdom

$

HSBC HOLDINGS PLC

     % Senior Unsecured Notes due April   , 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

HSBC

Prospectus Supplement dated          , 2011